   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1997
                                   REGISTRATION NOS. 333-16307 AND 333-16307-01

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                       -------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-3
                                      TO
                                   FORM S-1
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       -------------------------------

                             VANSTAR CORPORATION
                           VANSTAR FINANCING TRUST
            (Exact name of registrant as specified in its charter)

          DELAWARE                                           94-2376431
          DELAWARE                                           51-6504920
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                         Identification Number)

H. CHRISTOPHER COVINGTON, ESQ.                                 COPY TO:
   SENIOR VICE PRESIDENT,                               STANLEY R. HULLER, ESQ.
GENERAL COUNSEL AND SECRETARY                                ARTER & HADDEN
    1100 ABERNATHY ROAD         1100 ABERNATHY ROAD        1717 MAIN STREET
 BUILDING 500, SUITE 1200     BUILDING 500, SUITE 1200        SUITE 4100
 ATLANTA, GEORGIA  30328      ATLANTA, GEORGIA  30328  DALLAS, TEXAS 75201-4605
      (770) 522-4700               (770) 522-4700           (214) 761-2100
(Name, address, including    (Address, including zip
 zip code, and telephone       code, and telephone
  number, including area     number, including area code,
code, of agent for service)   of registrant's principal
                                 executive offices)

                       -------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

               4,025,000 TRUST CONVERTIBLE PREFERRED SECURITIES

                           VANSTAR FINANCING TRUST
                6 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES
               (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY)
                GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                    AND CONVERTIBLE INTO COMMON STOCK OF,

                             VANSTAR CORPORATION

                       -------------------------------

    The 6 3/4% Trust Convertible Securities (the "Preferred Securities") offered hereby represent preferred undivided beneficial interests in the assets of Vanstar Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("Vanstar Financing Trust" or the "Trust"). 3,500,000 Preferred Securities were issued and sold (the "Original Offering") on October 2, 1996 (the "Original Offering Date") and 525,000 Preferred Securities were issued and sold (the "Over-Allotment Offering") on October 28, 1996 by the Trust to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed by the Initial Purchasers of the Preferred Securities to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. Vanstar Corporation, a Delaware corporation (the "Company" or "Vanstar"), owns all of the common securities issued by the Trust (the "Common Securities") which together with the Preferred Securities represent undivided beneficial interests in the assets of the Trust (the Common Securities and the Preferred Securities are hereinafter collectively referred to as the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in an equivalent principal amount of 6 3/4% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") issued by the Company. Upon an event of default under the Declaration (as defined herein), the holders of the Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

    The Preferred Securities, the Convertible Debentures, the Vanstar common stock, par value $.001 per share (the "Company Common Stock") issuable upon conversion thereof and the associated Guarantee (as defined herein) (to the extent offered pursuant to this Prospectus, collectively, the "Offered Securities") may be offered and sold from time to time by the holders named in this Prospectus or in any supplement to this Prospectus (a "Prospectus Supplement") or by their transferees, pledgees, donees or successors pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders (as defined herein) from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution" and "Selling Holders." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a Prospectus Supplement. The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and, in the event of an underwritten offering of the Offered Securities, will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the offer and sale of the Offered Securities. The Selling Holders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be underwriters within the meaning of the Securities Act, and any commission received by them in a profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

                                                 (CONTINUED ON FOLLOWING PAGE)

                                   -------

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                                   -------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION  NOR
         HAS THE SECURITIES  AND  EXCHANGE  COMMISSION  OR  ANY STATE
            SECURITIES  COMMISSION PASSED  UPON THE  ACCURACY  OR
               ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                 TO  THE  CONTRARY  IS  A  CRIMINAL  OFFENSE.

               THE DATE OF THIS PROSPECTUS IS AUGUST ___, 1997.

(CONTINUED FROM FRONT COVER)

    Each Preferred Security is convertible at the option of the holder thereof into 1.739 shares of Company Common Stock, subject to adjustment in certain circumstances. The Company Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "VST." On August 27, 1997, the closing price of the Company Common Stock on the NYSE Composite Tape was $16.38 per share. The Preferred Securities have been designated for trading on the PORTAL Market since the Original Offering Date. However, Preferred Securities resold pursuant to this Prospectus will no longer be eligible for trading in such PORTAL Market. The Company and the Trust do not currently intend to list the Preferred Securities resold pursuant to this Prospectus on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Securities resold under this Prospectus.

    Holders of the Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 6 3/4% of the liquidation amount of $50 per Preferred Security, accruing from the Original Offering Date, and payable quarterly in arrears on each January 1, April 1, July 1 and October 1 (or the first business day thereafter if a payment date falls on a holiday). See "Description of the Preferred Securities - Distributions." The payment of distributions out of moneys held by the Trust and payments on liquidation of the Trust or the redemption of Preferred Securities, as described below, are guaranteed by the Company (the "Guarantee") to the extent the Trust has funds available therefor as described under "Description of the Guarantee." The Guarantee, when taken together with the Company's obligations under the Indenture (as defined herein) pursuant to which the Convertible Debentures were issued and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or any preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. See "Description of the Guarantee." The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company, which aggregated approximately $206 million at July 31, 1997. In addition, the Company's obligations under the Guarantee and the Convertible Debentures are effectively subordinated to all liabilities of its subsidiaries. See "Description of the Convertible Debentures - Subordination."

    The distribution rate and the distribution payment dates and other payment dates for the Preferred Securities correspond to the interest rate and interest payment dates and other payment dates, respectively, for the Convertible Debentures, which are and will continue to be the sole assets of the Trust. If the Company fails to make principal or interest payments on the Convertible Debentures, the Trust will not have sufficient funds to make distributions on the Preferred Securities, in which event the Guarantee will not apply to such distributions until the Trust has sufficient funds available therefor.

    The Company has the right to defer payments of interest on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity of the Convertible Debentures. If interest payments are so deferred, distributions on the Preferred Securities also will be deferred. During any Extension Period, distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at a rate of 6 3/4% per annum compounded quarterly. During any Extension Period, holders of Preferred Securities will be required to include such deferred interest in their gross income for United States Federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures (but distributions would continue to accumulate quarterly and accrue interest until the end of any such Extension Period). See "Risk Factors - Option to Extend Interest Payment Period; Tax Consequences," "Description of the Preferred Securities - Distributions," "Description of the Convertible Debentures - Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Considerations." The Company has not previously exercised, and does not have any current intention of exercising, its right to defer payments of interest by extending the interest payment period on the Convertible Debentures.

    The Convertible Debentures are redeemable by the Company, in whole or in part, from time to time, on or after October 5, 1999 at the redemption prices set forth herein. The Convertible Debentures may also be redeemed in certain circumstances upon the occurrence of a Tax Event (as defined herein). If the Company redeems the Convertible

Debentures, the Trust must redeem on a PRO RATA basis Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed at a redemption price corresponding to the redemption price of the Convertible Debentures plus accrued and unpaid distributions thereon to the date fixed for redemption. See "Description of the Preferred Securities - Redemption." The Preferred Securities will be redeemed upon the maturity of the Convertible Debentures. In addition, the Trust will be dissolved, except in certain limited circumstances, upon the occurrence of a Tax Event arising from a change in law or a change in legal interpretation regarding tax matters. In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible Debentures. The Trust will also be dissolved upon the occurrence of an Investment Company Event (as defined herein). Upon dissolution of the Trust, the Convertible Debentures will be distributed to the holders of the Trust Securities, on a pro rata basis, in lieu of any cash distribution. If the Convertible Debentures are distributed to the holders of the Trust Securities, the Company will use its best efforts to cause the Convertible Debentures to be listed on the NYSE or such other national securities exchange or similar organization on which the Preferred Securities are then listed or quoted. See "Description of the Preferred Securities - Special Event Redemption or Distribution" and "Description of the Convertible Debentures."

    Upon the liquidation, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, Convertible Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities - Liquidation Distribution Upon Dissolution."

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Reports, proxy and information statements and other information filed electronically by the Company with the Commission are available at the Commission's Web site at http://www.sec.gov. In addition, copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, a certain portion of which has been omitted as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and the Offered Securities, reference is made to the Registration Statement, which is on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission or at the Commission's Web site. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference into this Prospectus:

    (1) The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997; and

    (2) The description of the Company Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on February 8, 1996 and in any amendments or reports filed for the purpose of updating such description.

    All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the Registration Statement to the extent that a subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the Registration Statement.

    Upon written or oral request, the Company will provide without charge to each person to whom a copy of this Prospectus is delivered a copy of any and all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus or any document incorporated by reference herein). Requests should be directed to Vanstar Corporation, Building 500, Suite 1200, 1100 Abernathy Road, Atlanta, Georgia 30328, Attention: H. Christopher Covington, Esq., Senior Vice President, General Counsel and Secretary, telephone (770) 522-4700.

              SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES
                        LITIGATION REFORM ACT OF 1995

    Certain of the matters discussed in this Prospectus include forward-looking statements that involve risks and uncertainties. Among the risks and uncertainties to which the Company is subject are the risks inherent in the Company's substantial indebtedness, the fact that the Company has experienced significant fluctuations in revenues and operating results, the risks associated with managing the Company's inventory and service offerings in light of product life cycles and technological change, the risks associated with implementing management responses to changing technology and market conditions, the Company's relationship with its significant customers, intense price competition in the Company's markets and the Company's dependence upon its key vendors. As a result, the actual results realized by the Company could differ materially from the statements made herein. Words or phrases such as "will continue," "anticipate," "expect," "believe," "intend," "estimate," "project," "plan" or similar expressions are intended to identify forward-looking statements. Potential investors in this offering are cautioned not to place undue reliance on the forward-looking statements made in this Prospectus, which speak only as of the date hereof.

                       -------------------------------

    This Prospectus includes product names, trade names and trademarks of the Company and its subsidiaries and of other companies.

                                   SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED IN "RISK FACTORS." SEE "SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

                                 THE COMPANY

    The Company is a leading provider of services and products designed to build, manage and enhance personal computer ("PC") network infrastructures for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' network infrastructure needs by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PC hardware, network products, computer peripherals and software from many vendors. The Company's services are organized around an integrated model called "Life Cycle Management." Life Cycle Management includes design and consulting, acquisition and deployment, operation and support, and enhancement and migration services to support the customers' PC network infrastructure throughout its life cycle. Service delivery is optimized through the application of automated systems, highly trained technical personnel and proven, repeatable processes to support the customer's network infrastructure throughout its entire life cycle.

    The principal executive offices of the Company are located at 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328, and its telephone number is (770) 522-4700.

                                 THE OFFERING


The Issuer              Vanstar Financing Trust, a Delaware statutory business
                        trust. The sole asset of the Trust is $207,474,200 aggregate principal amount of the 6 3/4% Convertible
                        Subordinated Debentures due 2016.

Securities Offered      4,025,000 6 3/4% Trust Convertible Preferred
                        Securities, 6 3/4% Convertible Subordinated Debentures,
                        Company Common Stock issuable upon conversion thereof, and the associated Guarantee.

Selling Holders         The Preferred Securities were originally issued by the
                        Trust and sold by the Initial Purchasers in transactions exempt from registration under the Securities Act to (i) "qualified institutional buyers" pursuant to Rule 144A under the Securities Act, (ii) institutional "accredited investors" pursuant to
                        Rule 501(a)(1), (2), (3) or (7) under the Securities
                        Act and (iii) non-U.S. persons in offshore transactions under Regulation S promulgated under the Securities
                        Act. These purchasers or their transferees, pledgees, donees or successors may from time to time offer and sell the Offered Securities pursuant to this Prospectus. See "Selling Holders." Prior to a sale of any of the Offered Securities held by a Selling Holder pursuant to this Prospectus, those Offered Securities will be eligible for trading in the PORTAL Market.
                        Offered Securities resold pursuant to this Prospectus will no longer be eligible for trading in the PORTAL
                        Market.

Distributions           Distributions on the Preferred Securities have accrued
                        from the Original Offering Date and are payable at the annual rate of 6 3/4% of the liquidation preference of $50 per Preferred Security. Subject to the distribution deferral provisions described below, distributions are payable quarterly in arrears on each January 1, April 1, July 1 and October 1 (or the first business day thereafter if a payment date falls on a holiday).
                        Corporate holders of Preferred Securities will not be entitled to a dividends-received deduction.

Option to Extend        The ability of the Trust to pay distributions on the
Distribution Payment    Preferred Securities is solely dependent on its receipt
Period                  of interest payments on the Convertible Debentures. The
                        Company has the right at any time, and from time to time, to defer the interest payments due on the Convertible Debentures for successive periods not exceeding 20 consecutive quarters for each such Extension Period. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred by the Trust (but would continue to accumulate quarterly and would accrue interest) until the end of any such Extension Period. The Company will give written notice of deferral of an interest payment to the Trust, and the Trust will give notice thereof to the holders of the Preferred Securities. See "Risk
                        Factors - Option to Extend Interest Payment Period; Tax
                        Consequences," "Description of the Preferred
                        Securities - Distributions" and "Description of the
                        Convertible Debentures - Option to Extend Interest
                        Payment Period." If an extension of an interest payment occurs, the holders of the Preferred Securities will continue to accrue income for United States Federal income tax purposes in advance of any corresponding cash distribution. Moreover, if a holder of Preferred
                        Securities converts its Preferred Securities into Company Common Stock during an Extension Period, the holder will not receive any cash related to the deferred distributions. See "Risk Factors - Option to
                        Extend Interest Payment Period; Tax Consequences" and
                        "Certain United States Federal Income Tax
                        Considerations - Potential Extension of Interest
                        Payment Period and Original Issue Discount."

Rights Upon Deferral    During any Extension Period, interest on the
of Distributions        Convertible Debentures will compound quarterly and
                        quarterly distributions (compounded quarterly at the distribution rate) will accrue on the Preferred
                        Securities. The Company has agreed, among other things, not to declare or pay any dividend on any class of its capital stock during any Extension Period, subject to the right of the Company to pay dividends or distributions in shares of Company Common Stock on Company Common Stock or on the preferred stock, par value $.01 per share, of the Company (the "Preferred
                        Stock"), and to certain other exceptions. See
                        "Description of the Convertible Debentures - Option to
                        Extend Interest Payment Period" and "Description of the
                        Guarantee - Certain Covenants of the Company."

Conversion into         Each Preferred Security is convertible at the option of
Company Common Stock    the holder into shares of Company Common Stock, at the
                        rate of 1.739 shares of Company Common Stock for each Preferred Security (equivalent to a conversion price of $28.75 per share of Company Common Stock), subject to adjustment in certain circumstances. The closing price of Company Common Stock on the NYSE Composite Tape on
                        August 27, 1997 was $16.38 per share. In connection with any conversion of a Preferred Security, the Conversion Agent (as defined herein) will exchange such Preferred Security for the appropriate principal amount of Convertible Debentures and immediately convert such Convertible Debentures into shares of Company Common
                        Stock. No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. See "Description of the Preferred
                        Securities - Conversion Rights."

Liquidation Amount      Upon any liquidation of the Trust, holders will be
                        entitled to receive $50 per Preferred Security plus an amount equal to any accrued and unpaid distributions thereon to the date of payment, unless Convertible
                        Debentures are distributed to such holders. See
                        "Description of the Preferred Securities - Liquidation
                        Distribution Upon Dissolution."

Redemption              The Convertible Debentures will be redeemable for cash,
                        at the option of the Company, in whole or in part, from time to time, on or after October 5, 1999 at the prices specified herein. Upon any redemption of the Convertible Debentures, the Preferred Securities will be redeemed at the applicable redemption price. The
                        Preferred Securities will not have a stated maturity date, although they will be subject to mandatory redemption upon the repayment of the Convertible
                        Debentures at their stated maturity (October 1, 2016), upon acceleration, upon earlier redemption or otherwise. See "Description of the Preferred Securities
                        - Redemption" and "Description of the Convertible
                        Debentures - Optional Redemption."

Guarantee               The Company has irrevocably guaranteed, to the extent
                        set forth herein, the payment in full of (i) the distributions on the Preferred Securities to the extent of funds of the Trust available therefor, (ii) the amount payable upon redemption of the Preferred
                        Securities to the extent of funds of the Trust available therefor and (iii) generally, the liquidation preference of the Preferred Securities to the extent of the assets of the Trust available for distribution to holders of Preferred Securities. The Guarantee is unsecured and (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI
                        PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to Company Common Stock. Upon the liquidation, dissolution or winding up of the Company, its obligations under the Guarantee will rank junior to all of its other liabilities, except as aforesaid, and, as a result, funds may not be available for payment under the Guarantee. See "Risk Factors -
                        Ranking of Obligations Under Guarantee and Convertible
                        Debentures," "Description of the Guarantee" and "Description of the Convertible Debentures -
                        Subordination."

Voting Rights           Generally, holders of the Preferred Securities do not
                        have any voting rights. See "Description of the Preferred Securities - Voting Rights."

Tax Event or Investment Upon the occurrence of a Tax Event or an Investment
Company Event           Company Event (each as defined herein), except in
Redemption or           certain limited circumstances, the Issuer Trustees (as
Distribution            defined herein) shall cause the liquidation of the
                        Trust and cause the Convertible Debentures to be distributed to the holders of the Preferred Securities.
                        In certain circumstances involving a Tax Event, the Company will have the right to redeem the Convertible
                        Debentures, in whole (but not in part), at the applicable redemption price plus accrued and unpaid interest, in lieu of a distribution of the Convertible
                        Debentures, in which event the Trust Securities will be redeemed at the applicable redemption price. See
                        "Description of the Preferred Securities - Special Event
                        Redemption or Distribution."

Convertible Debentures  The Convertible Debentures are unsecured obligations of the Company. The Convertible Debentures mature on October 1, 2016, and bear interest at the rate of 6 3/4% per annum, payable quarterly in arrears. Interest payments may be extended from time to time by the Company for successive periods not exceeding 20 consecutive quarters for each such period (during which interest will continue to accrue and compound quarterly). Prior to the termination of any Extension Period, the Company may further extend the Extension Period provided that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and may not extend beyond the stated maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the preceding sentence. No interest shall be due and payable during an Extension Period until the end of such period. During an Extension Period, the Company and its subsidiaries (other than its wholly-owned subsidiaries) will be prohibited from paying dividends on any class of their preferred or common stock (except for (i) dividends or distributions in shares of Company
                        Common Stock on Company Common Stock or on the Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with employee benefit plans of the Company or its subsidiaries in the ordinary course of business or purchases made from employees or officers pursuant to employment agreements, subject to certain limitations,
                        (iii) conversions or exchanges of common stock of one class into common stock of another class, and
                        (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged) and making certain other restricted payments until quarterly interest payments are resumed and all accumulated and unpaid interest (including any interest thereon) on the Convertible Debentures is made current. The Convertible Debentures have provisions with respect to interest, optional redemption and conversion into the Company Common Stock and certain other terms substantially similar to those of the Preferred Securities. See "Description of the Convertible Debentures."

Form of Preferred       Beneficial interests in the Preferred Securities resold
Securities              pursuant to this Prospectus will be evidenced by, and
                        transfers thereof will be effected only through, records maintained by DTC (as defined herein) in a single, permanent global security bearing a CUSIP number distinct from the CUSIP number for the Preferred
                        Securities issued in the Original Offering and the Over-Allotment Offering. Except under the limited circumstances described herein, Preferred Securities in certificated form will not be issued in exchange for an interest in the global certificate or certificates. In the event of a transfer of securities that were issued in fully registered, certificated form, the holder of such certificates will be required to exchange them for interests in the global certificates representing the number of Preferred Securities transferred. See
                        "Description of the Preferred Securities - Book-Entry
                        Only Issuance - The Depository Trust Company."

Use of Proceeds         The Selling Holders will receive all of the proceeds
                        from the sale of the Offered Securities. Neither the Company nor the Trust will receive any proceeds from the sale of the Offered Securities.

Trading The Company Common Stock is listed on the NYSE under the symbol "VST." The Preferred Securities are eligible for trading in the PORTAL Market until resold pursuant to this Prospectus. The Company and the Trust do not currently intend to list the Preferred Securities on any securities exchange or to seek approval for quotation through any automated quotation system. Accordingly, there can be no assurance as to the development or liquidity of any market for the Preferred Securities resold, as Offered Securities, under this Prospectus.

Risk Factors            An investment in the Offered Securities involves a high
                        degree of risk. See "Risk Factors" for a discussion of certain factors that should be considered in evaluating an investment in the Offered Securities.

Ratio of Earnings to    The following table sets forth the ratio of earnings to
Fixed Charges           fixed charges for the Company for the periods
                        presented. The ratio is computed by dividing (x) the sum of income before provision for income taxes, discontinued operations, extraordinary items and fixed charges, less capitalized interest by (y) fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt expense and discount or premium related to indebtedness and the interest element of rental expense. Earnings were inadequate to cover fixed charges for the fiscal year ended
                        September 30, 1993 and the seven months ended April 30, 1994 in the amounts of $25.5 million and $11.6 million, respectively. See "Risk Factors - Substantial
                        Indebtedness and Fixed Obligations and Dependence on
                        IBMCC; Interest Rate Sensitivity."

                                                             Fiscal Year Ended
                        Fiscal Year Ended     Seven Months        April 30,
                          September 30,          Ended       ------------------
                              1993           April 30, 1994  1995   1996   1997
                        ------------------   --------------  ----   ----   ----
                                --                  --       1.06   1.32   3.33

                                   RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS AND INCORPORATED HEREIN BY REFERENCE, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE TRUST, THE COMPANY AND THE COMPANY'S BUSINESS BEFORE PURCHASING THE OFFERED SECURITIES. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW. SEE "SAFE HARBOR STATEMENT UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995."

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

    The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Debentures for successive periods not exceeding 20 consecutive quarterly interest periods during which no interest shall be due and payable, PROVIDED, that no such Extension Period may extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the requirements described herein. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (although such distributions would continue to accrue with interest thereon compounded quarterly) by the Trust during any such Extension Period. In the event that this right is exercised, then, during such period the Company (i) may not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to or redeem, purchase or acquire, or make a liquidation payment with respect to, any of their capital stock (except for (a) dividends or distributions in shares of Company Common Stock on Company Common Stock or on the Preferred Stock, (b) purchases or acquisitions of Company Common Stock made in connection with employee benefit plans of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries (subject to certain limitations), (c) conversions or exchanges of common stock of one class into common stock of another class and (d) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (ii) may not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank PARI PASSU with or junior to the Convertible Debentures, and (iii) may not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Preferred Securities - Distributions" and "Description of the Convertible Debentures - Option to Extend Interest Payment Period."

    Should the Company exercise the right to defer payments of interest on the Convertible Debentures, each holder of Preferred Securities will continue to accrue income (as original issue discount) in respect of the deferred interest allocable to its Preferred Securities for United States Federal income tax purposes, which will be allocated but not distributed to holders of record of Preferred Securities (and by such record holders to any beneficial holders). As a result, each such holder of Preferred Securities will recognize income for United States Federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Preferred Securities (or beneficial interest therein) prior to the record date for the date on which distributions of such amounts are made. Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during any Extension Period, the holder will not receive any cash related to the deferred distributions. Should the Company determine to exercise its deferral right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of or converts its Preferred Securities during any Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the right to defer interest payments, the market price of the Preferred Securities (which represent an undivided beneficial interest in the Convertible Debentures) may be more volatile than other similar securities where the issuer does not have such rights to defer interest payments. See "Certain United States Federal Income Tax Considerations - Potential Extension of Interest Payment Period and Original Issue Discount."

RIGHTS UNDER THE GUARANTEE

    The Guarantee Trustee (as defined herein) will hold the Guarantee for the benefit of the holders of the Preferred Securities. The Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities, to the extent the Trust has funds available therefor, (ii) the applicable redemption price with respect to the Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and
(iii) upon a voluntary or involuntary dissolution, winding up or termination of the Trust (other than in connection with a distribution of the Convertible Debentures to holders of Preferred Securities or a redemption of all of the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee, or any other person or entity. If the Company were to default on the obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (i) by the Property Trustee (as defined herein) of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of Preferred Securities of its right against the Company to enforce payments on the Convertible Debentures. See "Description of the Guarantee" and "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

    If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as the sole holder of the Convertible Debentures against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures. See "Description of Preferred Securities - Declaration Events of Default."

ABSENCE OF PUBLIC MARKET; SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    The Preferred Securities are eligible for trading in the PORTAL Market until resold in a transaction pursuant to this Prospectus. Thus, purchasers of Preferred Securities in transactions pursuant to this Prospectus will not be able to sell any Preferred Securities so acquired in the PORTAL Market. The Company and the Trust do not currently intend to list the Preferred Securities resold pursuant to this Prospectus on any securities exchange or to seek approval for quotation thereof through any automated quotation system. The Initial Purchasers currently make a market in the Preferred Securities, but are not obligated to do so and may discontinue such market making at any time. The market making activities of the Initial Purchasers, and any other person making such a market, will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance regarding the maintenance or liquidity of any existing market for the Preferred Securities or that any other market therefor will develop. The trading price of the Preferred Securities may be adversely affected by the liquidity or absence of a trading market therefor.

    Upon the occurrence of a Tax Event or an Investment Company Act Event (each as defined herein, and each, a "Special Event"), the Trust will be dissolved, except in the limited circumstance described below, with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. In certain circumstances, the Company has the right to redeem the Convertible Debentures, in whole (but not in part), in lieu of a distribution of the Convertible Debentures by the Trust, in which event the Trust will redeem the Preferred Securities. See "Description of the Preferred Securities - Special Event Redemption or Distribution."

    Under current United States Federal income tax law, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Preferred Securities. Upon the occurrence of a Special Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations - Receipt of Convertible Debentures or Cash Upon Liquidation of the Trust."

    There can be no assurance as to the market prices for the Convertible Debentures that may be distributed in exchange for Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Convertible Debentures that a holder of Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Preferred Securities also are making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Preferred Securities - Special Event Redemption or Distribution" and "Description of the Convertible Debentures - General."

RANKING OF OBLIGATIONS UNDER GUARANTEE AND CONVERTIBLE DEBENTURES

    The Company's obligations under the Guarantee rank (i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the Company Common Stock. The obligations of the Company under the Convertible Debentures are subordinate and junior in right of payment to Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if
(i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured, been waived or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. At July 31, 1997, Senior Indebtedness of the Company aggregated approximately $206 million. There are no terms of the Preferred Securities, the Convertible Debentures or the Guarantee that limit the ability of the Company or its subsidiaries to incur additional indebtedness or liabilities, including indebtedness or liabilities that would rank senior or effectively senior to the Convertible Debentures and the Guarantee. See "Description of the Guarantee - Status of the Guarantee; Subordination" and "Description of the Convertible Debentures - Subordination."

LIMITATIONS ON REDEMPTION OF DEBENTURES

    The Company's ability to redeem the Convertible Debentures for cash, either in connection with an optional redemption on or after October 5, 1999 or in certain circumstances in connection with a Tax Event, is subject to limitations. There can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing, to pay the applicable redemption price for the Convertible Debentures. In addition, the terms of the Company's

Financing Program Agreement (the "Financing Program Agreement") with IBM Credit Corporation ("IBMCC") presently prohibit the Company from redeeming the Convertible Debentures for cash, even following the occurrence of a Tax Event. In the event a cash redemption by the Company following a Tax Event were to be prohibited by the terms of the Financing Program Agreement, the Company would be required to bear the burden of the change in tax treatment that triggered the Tax Event. Any future financing arrangement to which the Company becomes a party may contain a similar prohibition. See "- Substantial Indebtedness and Fixed Obligations; Dependence on IBMCC; Interest Rate Sensitivity."

CHANGES IN TAX LAWS

    On August 5, 1997, President Clinton signed the Taxpayer Relief Act of 1997 (the "1997 Tax Act"). During the legislative proceedings leading to the enactment of the 1997 Tax Act, amendments were proposed that, among other things, would have treated as equity for federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. The 1997 Tax Act does not include those proposed amendments. There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities - Special Event Redemption or Distribution."

SIGNIFICANT FLUCTUATIONS IN REVENUES AND OPERATING RESULTS

    The Company's quarterly and annual revenues and operating results have varied significantly in the past and are likely to continue to do so in the future. In addition, the Company experienced operating losses in the fiscal year ended September 30, 1993 and during the seven months ended April 30, 1994. Revenues and operating results may fluctuate as a result of the demand for the Company's products and services, the introduction of new hardware and software technologies offering improved features, the introduction of new services by the Company and its competitors, changes in the level of operating expenses, the timing of major service projects, inventory adjustments, competitive conditions and economic conditions generally. In particular, the Company's operating results are highly sensitive to changes in the mix of the Company's product and service revenues, product margins and interest rates. Further, the purchase of the Company's products and services generally involves a significant commitment of capital, with the attendant delays frequently associated with large capital expenditures and authorization procedures within an organization. For these and other reasons, the Company's operating results are subject to a number of significant risks over which the Company has little or no control, including customers' technology life cycle needs, budgetary constraints and internal authorization reviews. The Company has also, from time to time in the past, experienced revenue fluctuations because of shortages of supply from certain vendors. Shortages of supplies from vendors have previously occurred due primarily to credit limitations placed on the Company. Future limitations of credit by vendors could have a material adverse effect on the Company. In addition, the general availability of certain products, particularly state-of-the-art computing and data communications products, is occasionally restricted. While the Company has not historically experienced significant product supply shortages, other than due to credit restrictions as described above, any such shortages in the future could have a material adverse effect on the Company. The Company may also experience fluctuations in its operating costs in the future as it continues to make acquisitions, implement new information management systems and adjust its business strategy in the light of changing technology and market conditions. Accordingly, the Company believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not necessarily indicative of results to be expected for a full fiscal year.

SUBSTANTIAL INDEBTEDNESS AND FIXED OBLIGATIONS; DEPENDENCE ON IBMCC; INTEREST RATE SENSITIVITY

    The Company's business requires significant working capital to finance product inventory and accounts receivable. The Company funds a significant portion of its working capital requirements through its Financing Program Agreement. As of July 31, 1997, the Company's outstanding indebtedness under the Financing Program Agreement was approximately $347 million, out of total availability of $350 million. Borrowings under the Financing Program Agreement are secured by certain assets of the Company, including accounts receivable, inventory and equipment. The

Financing Program Agreement is currently available through October 31, 1997.
In the event of a termination of the Financing Program Agreement, the outstanding borrowings thereunder mature at the end of the term of the line of credit. Borrowings under the Financing Program Agreement bear interest at various rates, depending upon the type of collateral advanced upon, equal in each case to a predetermined margin over an established benchmark rate, such as the London Interbank Offer Rate. As a result, the Company's operating results are sensitive to changes in market interest rates. There can be no assurance that IBMCC will continue to finance the Company's operations, or if such financing is not continued, that the Company will be able to secure additional debt financing.

    Effective December 20, 1996, the Company established a revolving funding trade receivables securitization facility (the "Securitization Facility"), which currently provides the Company with up to $200 million in available credit. In connection with the Securitization Facility, the Company sells, on a revolving basis through a wholly-owned subsidiary, an undivided interest in certain of its trade receivables existing from time to time and which meet certain eligibility requirements ("Pooled Receivables"). As of July 31, 1997, the gross proceeds of those sales totaled $172.8 million. Proceeds received with respect to Pooled Receivables sold from time to time are affected by then market interest rates, among other factors.

    On October 2, 1996 and October 26, 1996, the Trust issued 3,500,000 and 525,000 Preferred Securities to the Initial Purchasers. In addition, the Trust issued 124,484 Common Securities to the Company. The proceeds of these sales were invested by the Trust in $207,474,200 aggregate principal amount of the Convertible Debentures. The Preferred Securities are mandatorily redeemable upon the maturity of the Convertible Debentures on October 1, 2016 or earlier to the extent of any redemption by the Company of any Convertible Debentures. Subject to the Company's right to defer interest payments thereunder, the Company is obligated to make quarterly interest payments under the Convertible Debentures of approximately $3.5 million. See "Description of the Convertible Debentures - Option to Extend Interest Payment Period."

    As of July 31, 1997, the Company's total amount of debt outstanding (including debt evidenced by the Convertible Debentures) was approximately $867 million and the Company had stockholders' equity of approximately $173 million. In addition to its substantial indebtedness, the Company has significant other long-term liabilities and obligations. There can be no assurance that the Company's operating results will be sufficient for payment of all of its fixed obligations when due. The degree to which the Company is leveraged could have important consequences to holders of the Preferred Securities, including the following: (i) the Company's ability to obtain other financing in the future may be impaired or may be available only on terms dilutive to the holders of the Company Common Stock; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness; and (iii) a high degree of leverage may make the Company more vulnerable to economic downturns and may limit its ability to withstand competitive pressures. The Company's ability to make scheduled payments on or, to the extent not restricted pursuant to the terms thereof, to refinance its indebtedness depends on its financial and operating performance, which is subject to prevailing economic conditions and to financial, business and other factors beyond its control. The Indenture does not limit the amount of additional indebtedness that the Company or any of its subsidiaries can create, incur, assume or guarantee. The Financing Program Agreement also has certain restrictive covenants limiting the Company's ability to pay dividends on the Company Common Stock and expressly prohibiting it from redeeming the Convertible Debentures for cash, even following the occurrence of a Tax Event. In the event a cash redemption by the Company following a Tax Event were prohibited, the Company would be required to bear the burden of the change in tax treatment that triggered the Tax Event.

DEPENDENCE ON KEY VENDORS AND PRODUCT SUPPLY

    A significant portion of the Company's revenue is derived from sales of PC network hardware, peripherals and software, including products of various major vendors. Some of these revenues relate to sales made pursuant to fixed-price, long-term contracts with governmental entities. The Company's agreements with those vendors from which it purchases products directly, generally contain provisions for periodic renewals and for termination by the vendor without cause, generally upon relatively short notice. The loss of a major vendor, the deterioration of the Company's relationship with a major vendor or the failure of the Company to establish good relationships with major new vendors as they develop could have a material adverse effect on the Company's business. As is typical in its industry, the Company receives credits from most of its vendors for market development, which are used to offset a portion of the Company's sales and marketing expense. Any change in the availability of these credits could materially adversely affect the Company's operating results. The Company is also dependent, in part, upon vendor financing for working capital requirements. The failure of the Company to obtain vendor financing on satisfactory terms and conditions could have a material adverse effect on the Company's business, financial condition and results of operations.

    The personal computer industry experiences product supply shortages and customer order backlogs from time to time due to the inability of certain manufacturers to supply certain products on a timely basis. In addition, certain vendors have initiated new channels of distribution that increase competition for the available product supply. There can be no assurance that vendors will be able to maintain an adequate supply of products to fulfill the Company's customer orders on a timely basis. The Company has experienced product supply shortages in the past and expects to experience such shortages from time to time in the future. Failure to obtain adequate product supplies or fulfill customer orders on a timely basis could have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH RAPID TECHNOLOGICAL CHANGE; DEPENDENCE ON INFORMATION SYSTEMS

    The markets for the Company's product and service offerings are characterized by rapidly changing technology and frequent new product and service offerings. The introduction of new technologies can render existing products and services obsolete or unmarketable. The Company's continued success will depend on its ability to enhance existing products and services and to develop and introduce, on a timely and cost-effective basis, new products and services that keep pace with technological developments and address increasingly sophisticated customer requirements. The Company's business, financial condition and results of operations could be materially adversely affected if the Company were to incur delays in sourcing and developing product and service enhancements or new products and services or if such product and service enhancements or new products and services did not gain market acceptance. In addition, the Company depends upon complex information management systems in connection with its own business. These systems support, among other things, inventory management, order processing, shipping, receiving and accounting. The Company also utilizes information management systems to receive orders from customers and to manage its help desk, dispatch, repair, installation, move/add/changes and asset management services. Operation of the Company's information management systems requires significant numbers of highly skilled personnel, significant capital investments and a continuing level of operating expense. In the event that any of the Company's information management systems should fail or experience significant downtime, the Company could be prevented from taking customer orders, printing product pickup lists, shipping product or delivering services in a timely manner. Failure of certain information management systems might also place the Company at a significant disadvantage in determining appropriate product pricing or maintaining appropriate inventory levels. A failure of the Company's information management systems which impacts any of these functions, even for a short period, could have a material adverse effect on the Company's operating results. In addition, the inability of the Company to attract and retain the highly skilled personnel necessary to implement, maintain and operate its information management systems, or any delay in the Company's ability to apply the benefits of its information management systems to its business could have a material adverse effect on operating results. See "- Dependence On and Need to Recruit and Retain Key Management and Technical Personnel."

CONCENTRATION OF REVENUES

    During the fiscal years ended April 30, 1995, 1996 and 1997, Microsoft Corporation accounted for 10.8%, 12.0% and 9.5%, respectively, of the Company's total revenues for such fiscal periods. During such periods, no other customer accounted for more than 10% of the Company's total revenues. However, during fiscal 1997, the Company derived approximately 54% of its revenues from its 50 largest customers. To the extent that the Company is successful in expanding its relationship with new and existing customers among large enterprises such as the Fortune 1000, its revenues may become more concentrated. While the Company seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period to period due to such customer's purchasing patterns. Any termination or significant disruption of the Company's relationships with any of its principal customers could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, a deterioration in the financial condition of any of its principal customers could expose the Company to the possibility of large accounts receivable write-offs, which would materially adversely affect the Company's financial condition and results of operations.

INTENSE COMPETITION

    The markets in which the Company operates are characterized by intense competition from several types of technical service providers and computer related equipment vendors, including mainframe and mid-range computer manufacturers and outsourcers entering the personal computer services marketplace. These include Digital Equipment Corporation MultiVendor Services, Electronic Data Systems Corporation, Hewlett-Packard Company Multi-Vendor Services and IBM Global Services. Other competitors include VARs, systems integrators and third-party service companies, including CompuCom Systems, Inc., DecisionOne Corporation, Entex Information Services, Inc, InaCom Corp., MicroAge, Inc. and Technology Service Solutions. The Company's markets require it to maintain sales personnel to compete for commercial customers and to have employees experienced in responding to the competitive bidding requirements of government-related customers. The Company expects to face further competition from new market entrants and possible alliances between competitors in the future. Certain of the Company's current and potential competitors have greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the development, promotion and sale of their products and services or be more effective in responding in competitive bidding situations than the Company. No assurance can be given that the Company will be able to compete successfully against current and future competitors.

CONTROL OF THE COMPANY

    As of June 1, 1997, Warburg, Pincus Capital Company, L.P. ("CapCo"), which is controlled by Warburg, Pincus & Co., beneficially owned an aggregate of 16,482,501 shares of Company Common Stock (representing approximately 38.4% of the issued and outstanding shares of Company Common Stock as of such date). Due to its ownership position, CapCo has significant influence over the management and policies of the Company. CapCo's ownership position also may render it more difficult for a third party to effect a change of control of the Company without the consent of CapCo and may thereby discourage third parties from any attempt to acquire control of the Company, which could have a material adverse effect on the price of the Company Common Stock.

    Moreover, as of June 1, 1997, the principal stockholders (including Capco), directors and executive officers of the Company beneficially owned approximately 45.8% of the Company Common Stock. As a result, such stockholders, if they act in concert, may be able to effectively control the election of members of the Company's Board of Directors and generally to exercise control over the Company's corporate actions.

GOVERNMENT CONTRACTS

    The Company and its subsidiaries act as prime contractors and subcontractors to various governmental entities, including agencies of the United States government. The Company and its subsidiaries primarily provide computer equipment and related products to governmental entities pursuant to fixed price contracts. Under the contracts, the Company is obligated to deliver products at a fixed price when and if ordered. All of the equipment sold by the Company to governmental entities under those contracts is acquired from third parties at then-prevailing market prices. Thus, the Company bears the burden of any manufacturers' price increases and benefits from price decreases. The Company's government contracts are subject to specific procurement regulations and a variety of socio-economic and other requirements. Failure to comply with such regulations and requirements could lead to suspension or debarment, for cause, from additional government contracting or subcontracting, either permanently or for a period of time. Among the causes for debarment are violations of various statutes, including those related to employment practices, the protection of the environment and the accuracy of records. In addition, government contractors are subject to oversight audits by government representatives and may become subject to profit and cost control limitations.

    Although certain of the Company's government contracts have a term of several years, appropriations for purchases under such contracts are typically made on a fiscal-year basis only. In addition, even if appropriations are made for purchases by a governmental entity, that entity may not utilize all of its appropriations authority with respect to acquisitions of equipment from the Company. Consequently, there can be no assurance regarding the actual volume of sales that may be made thereunder, if any, during any period of time. Finally, government contracts are typically subject to termination, in whole or in part, without notice at the convenience of the government or agency involved. Any substantial reduction in purchases by governmental entities could have a material adverse effect on the Company.

DEPENDENCE ON AND NEED TO RECRUIT AND RETAIN KEY MANAGEMENT AND TECHNICAL PERSONNEL

    The Company's success depends to a significant extent on its ability to attract and retain key personnel. In particular, the Company is dependent on its senior management team and technical personnel. The Company has significantly expanded its technical staff, including its systems engineering force, in recent years. As of July 31, 1997, the Company employed over 4,100 technical professionals. Competition for such technical personnel is intense and no assurance can be given that the Company will be able to recruit and retain such personnel. The failure to recruit and retain management and technical personnel could have a material adverse effect on the Company's growth, revenues and results of operations. In addition, the Company's growth resulting from expanding operations and acquisitions has placed significant demands on the Company's management, operational and technical resources. Such growth is expected to continue to challenge the Company's sales, marketing, technical and support personnel and senior management. The Company's future performance will depend in part on its ability to manage expanding domestic and international operations and to adapt its operational systems to respond to changes in its business. In particular, the Company's success will depend on its ability to attract, retain and train adequate numbers of technical field personnel and effectively integrate any acquired business operations.

ANTI-TAKEOVER EFFECTS OF UNISSUED PREFERRED STOCK AND DELAWARE LAW

    Certain provisions of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") and Delaware law may be deemed to have an anti-takeover effect. The Certificate of Incorporation provides that the Board of Directors may issue additional shares of Company Common Stock or establish one or more classes or series of Preferred Stock with such designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as the Board of Directors deems appropriate without stockholder approval. In addition, the Company is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, the statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Each of the foregoing provisions gives the Board of Directors, acting without stockholder approval, the ability to prevent, or render more difficult or costly, the completion of a takeover transaction that stockholders might view as being in their best interests, including a takeover transaction that might result in a premium over the market price for the shares of Company Common Stock.

LIMITED VOTING RIGHTS

    Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of Issuer Trustees. See "Description of the Preferred Securities - Voting Rights."

                                     THE COMPANY

    The Company is a leading provider of services and products designed to build, manage and enhance personal computer ("PC") network infrastructures for Fortune 1000 companies and other large enterprises. The Company provides customized, integrated solutions for its customers' network by combining a comprehensive offering of value-added services with its expertise in sourcing and distributing PC hardware, network products, computer peripherals and software from many vendors. The Company's services are organized around an integrated model called "Life Cycle Management." Life Cycle Management includes design and consulting, acquisition and deployment, operation and support, and enhancement and migration to support the customers' network throughout its life cycle. Service delivery is optimized through the proper application of automated systems, highly trained technical personnel and proven, repeatable processes to support the customer's PC network infrastructure throughout its entire life cycle. The Company Common Stock was listed on the NYSE following its IPO on March 11, 1996 and trades under the symbol "VST."

    The Company was incorporated in Delaware in September 1987 under the name "ComputerLand Corporation" following the acquisition by William Y. Tauscher, CapCo and Richard H. Bard of the majority of the capital stock of the Company's predecessor, IMS Associates, Inc. ("IMS"), which was originally incorporated in 1976. IMS was merged with the Company after such acquisition. At the time of the acquisition, the Company operated and franchised computer retail stores in the United States.

    The executive offices of the Company are located at 1100 Abernathy Road, Building 500, Suite 1200, Atlanta, Georgia 30328, and the telephone number of the executive offices is (770) 522-4700.

                               VANSTAR FINANCING TRUST

    The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust dated as of September 25, 1996, as amended by the Amended and Restated Declaration of Trust dated as of October 2, 1996 (the "Declaration") executed by the Company as sponsor of the Trust, and the trustees of the Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on September 25, 1996. The Company owns, directly or indirectly, all of the Common Securities, which have an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Common Securities of the Trust rank PARI PASSU, and payments will be made thereon PRO RATA, with the Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The assets of the Trust consist entirely of the Convertible Debentures. The Trust exists for the exclusive purpose of (i) issuing and selling the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Preferred Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

    Pursuant to the Declaration, the number of Issuer Trustees is currently five. Three of the Issuer Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are otherwise affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity unaffiliated with the Company that maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). The Property Trustee currently serves as Delaware Trustee. Leslie J. Alvarez, Kauko Aronaho and H. Christopher Covington currently serve as the Regular Trustees. Wilmington Trust Company, a Delaware banking corporation, currently acts as Property Trustee and as Delaware Trustee and will continue in such capacities until, in each case, removed or replaced by the holder of the Common Securities. Wilmington Trust Company also currently acts as trustee under the Guarantee (the "Guarantee Trustee") and as trustee under the Indenture (the "Indenture Trustee").

    The Property Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, currently has the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees; PROVIDED that the number of trustees shall be at least three; PROVIDED, FURTHER that at least one trustee shall be a Delaware Trustee, at least one trustee shall be a Property Trustee (which may also be the Delaware Trustee) and at least one trustee shall be a Regular Trustee. The Company has agreed to pay all fees and expenses related to the Trust. See "Description of the Convertible Debentures."

    The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Guarantee were qualified under the Trust Indenture Act upon effectiveness of the Registration Statement to which this Prospectus forms a part.

    The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "The Company."

ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust is treated as a subsidiary of the Company and, accordingly, the accounts of the Trust are included in the consolidated financial statements of the Company. The Preferred Securities are presented as a separate line item in the consolidated balance sheet of the Company entitled "Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debt securities of the Company" and appropriate disclosures about the Preferred Securities, the Guarantee and the Convertible Debentures are included in the notes to the Company's consolidated financial statements. For financial reporting purposes, the Company records distributions payable on the Preferred Securities as a financing charge to earnings in the Company's consolidated statement of income.

                                 RECENT DEVELOPMENTS

    On July 3, 1997, a trust claiming to have purchased shares of Company
Common Stock filed suit in Superior Court of the State of California, County of Santa Clara, against the following persons or entities: the Company; certain directors and officers of the Company; the Company's principal stockholder, CapCo, and certain of its affiliates; and Robertson Stephens & Co., Alex. Brown & Sons, Inc. and The Robinson-Humphrey Company, Inc., each of which served as an underwriter in the Company's initial public offering, and the first two of which were Initial Purchasers. The plaintiff also seeks class action status under California law and purports to represent a class of purchasers of Company Common Stock between March 11, 1996 and January 23, 1997. In its original complaint, the plaintiff purports to state three causes of action under California law, alleging generally, among other things, that the defendants made false or misleading statements or concealed information regarding the Company and that the plaintiff, as a holder of Company Common Stock, suffered damage as a result thereof. The plaintiff seeks compensatory and punitive damages in an unspecified amount, together with other relief. The suit is entitled DAVID T. O'NEAL TRUST, DATED 4/1/77, V. VANSTAR CORPORATION, ET AL, Case No. CV767266. The Company believes that the plaintiff's allegations are without merit and intends to defend the suit vigorously.

    On July 7, 1997, the Company, through a wholly-owned subsidiary, acquired certain of the assets and assumed certain of the liabilities of Sysorex Information Systems, Inc. ("Sysorex"), a government technology provider which reported revenues of approximately $150 million for its fiscal year ended September 30, 1996. The purchase price was approximately $46.0 million, including net liabilities assumed of approximately $11.0 million, subject to certain post-closing adjustments, and a contingent payment of 500,000 shares of Company Common Stock, based upon the future financial performance of the acquired business. Sysorex is a prime government contractor to various United States Government agencies. Under contracts with governmental entities, Sysorex has agreed to deliver computer hardware and software, generally at fixed prices, when and if ordered by the entities involved. Sysorex operates independently of the Company's Government Systems Group, which will continue to maintain and pursue relationships with systems integrators delivering services to governmental entities. See "Risk Factors - Government Contracts."

                       DESCRIPTION OF THE PREFERRED SECURITIES

    The following summary of certain material terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration. The Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act. The Declaration was qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus forms a part. The Property Trustee will act as indenture trustee for the Declaration for purposes of compliance with the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Declaration.

GENERAL

    The Preferred Securities were issued in fully registered form without interest coupons. Bearer Preferred Securities were not issued.

    The Declaration authorized the Regular Trustees to issue the Trust Securities on behalf of the Trust. The Preferred Securities represent undivided beneficial ownership interests in the assets of the Trust and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

    All of the Common Securities are owned by the Company. The Common
Securities rank PARI PASSU, and payments will be made thereon on a PRO RATA basis, with the Preferred Securities, except that upon the occurrence of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of Preferred Securities. See "- Subordination of Common Securities." Title to the Convertible Debentures is held by the Property Trustee for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. The payment of distributions out of money held by the Trust, and payments upon redemption of the Preferred Securities or liquidation of the Trust, are guaranteed by the Company to the extent described under "Description of the Guarantee." The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Preferred Securities is to (i) vote to direct the Property Trustee to enforce the Property Trustee's rights under the Convertible Debentures or (ii) if the failure of the Trust to pay distributions is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures, to institute a proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. See "- Voting Rights."

DISTRIBUTIONS

    Distributions on Preferred Securities are fixed at a rate per annum of 6 3/4% of the stated liquidation amount of $50 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at a rate per annum of 6 3/4% thereof compounded quarterly. The term "distribution" as used herein includes any such interest (including any Additional Interest and Liquidated Damages, each as defined herein) payable unless otherwise stated. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months.

    Distributions on the Preferred Securities are cumulative, accrued from the Original Offering Date and are payable quarterly in arrears on each January 1, April 1, July 1 and October 1, when, as and if available for payment, by the Property Trustee, except as otherwise described below. The Company has the right under the Indenture to defer interest, during which period no interest shall be due and payable. As a consequence of such extension, quarterly distributions on the Preferred Securities would be deferred (though such distributions would continue to accrue with interest) during any such extended interest payment period. In the event that the Company exercises this right, then, during such period, the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company
Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that such repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of common stock of one class into common stock of another class or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged),
(b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal of or premium, if any, on, or repay, repurchase or redeem any debt securities issued by the Company that rank junior to or PARI PASSU with the Convertible Debentures and (c) shall not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee). Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED, HOWEVER, that such Extension Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Extension
Period may not extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures - Interest" and "Description of the Convertible Debentures - Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to the holders of record of Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of such deferral period.

    Distributions on the Preferred Securities will be made to the extent that the Trust has funds available for the payment of such distributions in the Property Account. Amounts available to the Trust for distribution to the holders of the Preferred Securities will be limited to payments received by the Trust from the Company for the Convertible Debentures net of taxes, if any, imposed on the Trust with respect thereto. See "Description of the Convertible Debentures." The payment of distributions out of funds held by the Trust is guaranteed by the Company, as set forth under "Description of the Guarantee."

    Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "- Book-Entry Only Issuance - The Depository Trust Company" below. In the event that any date on which distributions are payable on the Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in New York, New York, San Francisco, California or Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

    GENERAL. Each Preferred Security is convertible at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Preferred Security, whether at maturity or upon redemption, at the option of the holder thereof and in the manner described below, into the number of shares of Company Common Stock obtained by dividing the liquidation amount of such Preferred Security ($50 per Preferred Security) by the applicable conversion price (initially $28.75 per share of Company Common Stock), rounded to the nearest thousandth of a share (equivalent to a conversion rate of 1.739 shares of Company Common Stock per Preferred Security). The conversion price is subject to adjustment as described under "- Conversion Price Adjustments - General" and "- Conversion Price Adjustment - Merger, Consolidation or Sale of Assets of the Company" below. The Trust has covenanted in the Declaration not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as conversion agent (the "Conversion Agent"), by a holder of Preferred Securities. A holder of a Preferred Security wishing to exercise its conversion right shall deliver an irrevocable conversion notice, together, if the Preferred Security is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent, which shall, on behalf of such holder, exchange such Preferred Security for a portion of the Convertible Debentures and immediately convert such Convertible Debentures into Company Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Procedures for converting book-entry Preferred Securities into shares of Company Common Stock will differ, as described under "- Book-Entry Only Issuance
- The Depository Trust Company."

    Holders of Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Preferred Securities following such distribution record date but prior to such distribution payment date.

Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or will be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on the converted Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Company Common Stock issued upon such conversion, except to the extent that such shares of Company Common Stock are held of record on the record date for any such distributions and except as provided in the preceding sentence. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the Conversion Agent.

    No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the last reported sale price of Company Common Stock on the date such Preferred Securities are surrendered for conversion.

 CONVERSION PRICE ADJUSTMENTS - GENERAL. The conversion price is subject to adjustment in certain events, including (a) the issuance of shares of Company Common Stock as a dividend or a distribution with respect to Company Common Stock, (b) subdivisions, combinations and reclassifications of Company Common Stock, (c) the issuance to all holders of Company Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Company Common Stock at less than the then Current Market Price (as defined below) of the Company Common Stock, (d) the distribution to holders of Company Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 10% of the Current Market Price of Company Common Stock as of the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 10% of such Current Market Price), and
(f) payment to holders of Company Common Stock in respect of a tender or exchange offer by the Company or any subsidiary for Company Common Stock at a price in excess of the then Current Market Price of Company Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer. "Current Market Price" means the average of the daily closing prices for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date with respect to the issuance or distribution in question.

    The Company from time to time may reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain United States Federal Income Tax Considerations - Adjustment of Conversion Price."

    No adjustment of the conversion price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; PROVIDED, HOWEVER, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Preferred Securities.

 CONVERSION PRICE ADJUSTMENT - MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. In the event that any transaction shall occur (including, without limitation, and with certain exceptions, (a) recapitalization or reclassification of the Company Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other Person, or any merger of another Person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Company Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Company Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Preferred Security then outstanding shall have the right thereafter to convert such Preferred Security only into:

         (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Company Common Stock issuable upon conversion of such Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

         (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The Company shall require that the Person formed by such consolidation or resulting from such merger or that acquires such assets or that acquires the Company's shares, as the case may be, expressly assume all obligations under the Indenture, the Declaration, the Guarantee and all outstanding Convertible Debentures by becoming a party to the Declaration and the Guarantee and by entering into a supplemental indenture to the Indenture (as applicable) and to amend each of the foregoing to provide for such right with respect to the Convertible Debentures and in turn the Preferred Securities. Such amendments and supplemental indentures shall provide for adjustments that, for events subsequent to the effective date thereof, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change (as defined below) occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

         (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through October 1, 1997 and the twelve-month periods commencing October 1, 1997 and October 1, 1998, the product of 1.06750, 1.06075 and 1.05400, respectively, times $50)
    plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

         (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; PROVIDED, HOWEVER, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Company Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Preferred Securities immediately following such Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

    Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Company Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquiror or other third party, a holder of a Preferred Security who converts such Preferred Security following the Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such Preferred Security prior to the Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Preferred Security immediately prior to such Common Stock Fundamental Change.

    The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Company Common Stock receive only cash, the amount of cash received by a holder of one share of Company Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of Company Common Stock during the 10 Trading Days (as defined in the Indenture) immediately prior to the record date for the determination of the holders of Company Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Company Common Stock shall have the right to receive such cash, securities, property or other assets.

    The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq; PROVIDED, HOWEVER, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, all obligations of the Company under the Indenture, the Declaration, the Guarantee and all outstanding Convertible Debentures are expressly assumed by the Person succeeding to the business of the Company by becoming a party to the Declaration and the Guarantee and by entering into a supplemental indenture to the Indenture (as applicable), which obligations shall include the right of the holders of the Preferred Securities to convert the Preferred Securities (and the Convertible Debentures) into the common stock of such successor entity and providing for adjustments that, for events subsequent to the effective date thereof, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

    The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Company Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); PROVIDED, HOWEVER, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Company Common Stock received in the transaction or event as a result of which more than 50% of the Company Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

    The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

    The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Company Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Company Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Company Common Stock shall have the right to receive such common stock.

    The term "Reference Market Price" shall initially mean $16.25 (which is an amount equal to 66 2/3% of the reported last sale price for Company Common Stock on the NYSE on September 26, 1996) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial
Reference Market Price to the initial conversion price of $28.75 per share.

    No adjustment to the conversion price will be required to be made in any case until cumulative adjustments amount to 1% or more of the conversion price.

    Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Preferred Securities or to the holders of Company Common Stock. See "Certain United States Federal Income Tax Considerations."

REDEMPTION

    The Convertible Debentures will mature on October 1, 2016 and may be redeemed, in whole or in part, at any time after October 5, 1999 or at any time in certain circumstances upon the occurrence of a Tax Event (in whole, but not in part). In the event of a redemption following the occurrence of a Tax Event, the redemption price will, in the case of a redemption during the periods commencing on October 2, 1996 through October 4, 1997 and the twelve month periods commencing October 5, 1997 and October 5, 1998, be the product of 1.06750, 1.06075 and 1.05400, respectively, times $50, in each case plus accrued and unpaid interest and Liquidated Damages, if any. Commencing with October 5, 1999, the redemption price will be the optional redemption price for the Convertible Debentures. See "Description of the Convertible Debentures - Optional Redemption." Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Debentures so repaid or redeemed at the applicable redemption price, together with accrued and unpaid distributions through the date of redemption; PROVIDED, HOWEVER, that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "- Special Event Redemption or Distribution," "- Redemption Procedures," "Description of the Convertible Debentures - General" and "Description of the Convertible Debentures - Optional Redemption."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

    If, at any time, a Tax Event or an Investment Company Event shall occur and be continuing, the Trust shall, unless the Convertible Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors, if any, of the Trust, Convertible Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, and having the same record date for payment as the Preferred Securities and the Common Securities outstanding at such time would be distributed on a PRO RATA basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any income, gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of Convertible Debentures; and, PROVIDED, FURTHER, that if at the time there is available to the Trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, (i) the Regular Trustees have received an opinion
(a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Debentures for United States Federal income tax purposes even if the Convertible Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular
Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to cause the redemption of the Convertible Debentures in whole (but not in part) for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption, the Preferred Securities and Common Securities will be redeemed by the Trust at the applicable redemption price; PROVIDED, HOWEVER, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which in the sole judgment of the Company has or will cause no adverse effect on the Trust, the Company or the holders of the Trust Securities and will involve no material cost, the Company or the Trust will pursue such measure in lieu of redemption.

    "Tax Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case, after the date of this Prospectus (collectively, a "Change in Tax Law"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to interest accrued or received on the Convertible Debentures, (ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a DE MINIMIS amount of other taxes, duties or other governmental charges or
(iii) interest payable by the Company on the Convertible Debentures is not, or within 90 days of the date thereof will not be, deductible for United States Federal income tax purposes. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for United States Federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid in money; PROVIDED, that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

    "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the 1940 Act), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after September 26, 1996.

    On the date fixed for any distribution of Convertible Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Trust Securities will be deemed to represent beneficial interests in the Convertible Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Trust Securities until such certificates are presented to the Company or the Company's agent for transfer or reissuance.

    There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Preferred Securities exchanged.

REDEMPTION PROCEDURES

    The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

    In the event of any redemption in part, the Trust shall not be required to
(i) issue, register the transfer of or exchange any Preferred Security during a period beginning at the opening of business 15 days before any selection for redemption of Preferred Securities and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Preferred Securities to be so redeemed and (ii) register the transfer of or exchange of any Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Preferred Securities being redeemed in part.

    If the Trust gives a notice of redemption in respect of Preferred
Securities (which notice will be irrevocable), and if the Company has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Convertible Debentures, then, by 12:00 noon, New York time, on the redemption date, the Trust will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give DTC irrevocable instructions and authority to pay such amount in respect of Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the applicable redemption price, but without interest on such Redemption Price. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable redemption price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for calculating any premium).

    In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed PRO RATA.

    Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

    Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made PRO RATA based on the liquidation amount of the Trust Securities; PROVIDED, HOWEVER, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Preferred Securities, the full amount of such amount in respect of all outstanding Preferred Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Preferred Securities then due and payable.

    In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not the holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

    In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities shall have been distributed on a PRO RATA basis to holders of the Preferred Securities.

    If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a PRO RATA basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

    Pursuant to the Declaration, the Trust will terminate (i) on October 1, 2025, the expiration of the term of the Trust, (ii) upon the bankruptcy of the Company, (iii) upon the filing of a certificate of dissolution or the equivalent with respect to the Company the filing of a certificate of cancellation with respect to the Trust after having obtained the consent of at least a majority in liquidation amount of the Trust Securities, voting together as a single class, to file such certificate of cancellation, or the revocation of the charter of the Company and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of all of the Convertible Debentures upon the occurrence of a Special Event, (v) upon the entry of a decree of a judicial dissolution of the Company or the Trust or (vi) upon the redemption or conversion of all the Preferred Securities.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE TRUST

    The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other entity, except as described below. The Trust may, with the consent of a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Property Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; PROVIDED, that (i) if the Trust is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Preferred Securities other securities having substantially the same terms as the Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Securities rank with respect to distributions, assets and payments, (ii) the Company expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Convertible Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) the Company guarantees the obligations of such successor entity under the Successor Securities to the same extent as provided by the Guarantee and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of a nationally recognized independent counsel to the Trust reasonably acceptable to the Property Trustee experienced in such matters to the effect that: (A) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (B) following such merger, consolidation amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor trust) will be treated as a grantor trust for United States Federal income tax purposes.

    Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

DECLARATION EVENTS OF DEFAULT

    An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); PROVIDED, HOWEVER, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and, therefore the Indenture.

    If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    Upon the occurrence of a Declaration Event of Default, the Property Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officers' certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

    Except as described herein, under the Trust Act, the Trust Indenture Act and under "Description of the Guarantee - Amendments and Assignment," and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

    Subject to the requirement of the Property Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Debentures where such consent shall be required; PROVIDED, HOWEVER, that where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation amount of the Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Property Trustee to give such consent or take such action. If the Property Trustee fails to enforce its rights under the Convertible Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may directly institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Convertible Debentures. The Property Trustee shall notify all holders of the Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. The Property Trustee shall be under no obligation to take any of the actions described in clause (i), (ii) or (iii) above unless the Property Trustee has obtained an opinion of independent tax counsel to the effect that as a result of such action, the Trust will not fail to be classified as a grantor trust for United States Federal income tax purposes and each holder will be treated as owning an undivided beneficial interest in the Convertible Debentures.

    In the event the consent of the Property Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Property Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; PROVIDED, HOWEVER, that where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Debentures, the Property Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation amount of the Trust Securities. The Property Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Property Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States Federal income tax the Trust will not be classified as other than a grantor trust.

    A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

    Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information:

(i) the date of such meeting or the date by which such action is to be taken;
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

    Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

    The procedures by which holders of Preferred Securities represented by the Global Certificates may exercise their voting rights are described below. See "- Book-Entry Only Issuance - The Depository Trust Company."

    Holders of the Preferred Securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by the Company as the holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

    The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Property Trustee and the Delaware Trustee), PROVIDED that if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; PROVIDED that if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such class of securities.

    Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States Federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Property Trustee or (iii) cause the Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

REGISTRATION RIGHTS

    In connection with the Original Offering, the Company and the Trust entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Company and the Trust would, at the Company's expense, for the benefit of the holders of the Preferred Securities, the Guarantee, the Convertible Debentures and the shares of Company Common Stock issuable upon conversion of the Convertible Debentures (together, the "Registrable Securities"), (i) file with the Commission within 75 calendar days after the date of issuance of the Preferred Securities
(December 16, 1996), a registration statement (the "Shelf Registration Statement") covering resales of the Registrable Securities, (ii) use their reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 135 calendar days after the date of the issuance of the Preferred Securities (February 14, 1997) and (iii) use their reasonable efforts to keep effective the Shelf Registration Statement until three years after the date it is declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be resold without registration pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Registration Statement of which this Prospectus forms a part has been filed by the Company and the Trust pursuant to their respective obligations under the Registration Rights Agreement. The Company will provide to each holder of Registrable Securities copies of this Prospectus, notify each holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Registrable Securities. A holder of Registrable Securities that sells such Registrable Securities pursuant to the Shelf Registration Statement will be required to be named as a selling security holder herein and, to the extent required by the Act, to deliver a copy of this Prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations.


    The Company will be permitted under certain circumstances (whether or not controlled by, or within the control of, the Company) to suspend the use of this Prospectus which is part of the Shelf Registration Statement for a period not to exceed 30 consecutive days or 90 days, whether or not consecutive, during any 12-month period. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 30 consecutive days or any 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities would each increase by an additional one-half of one percent (0.50%) per annum from such 31st or 91st day, as applicable.

    The Company and the Trust agreed in the Registration Rights Agreement to use their reasonable efforts to cause the Preferred Securities and the Company Common Stock issuable upon conversion of the Debentures to be listed on the NYSE upon effectiveness of the Shelf Registration Statement. However, due to the fact that the Trust is unable to meet all of the listing requirements of the NYSE for the Preferred Securities sold pursuant to this Prospectus, the Company and the Trust will not immediately seek to list such Preferred Securities on the NYSE or any other securities exchange or to obtain approval for quotation through any automated quotation system. The Company and the Trust intend to reevaluate listing the Preferred Securities on the NYSE if and to the extent the listing and maintenance requirements of the exchange applicable thereto are met in the future.

    The summary herein of certain provisions of the Registration Rights Agreement is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company or the Initial Purchasers.

BOOK-ENTRY ONLY ISSUANCE - THE DEPOSITORY TRUST COMPANY

    The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of The Depository Trust Company, New York, New York ("DTC") that affect transfers of interest in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. Except to the extent that Preferred Securities were initially sold in the Original Offering or the Over-Allotment Offering to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or in offshore transactions pursuant to Regulation S under the Securities Act, the Preferred Securities were issued only as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully registered global Preferred Security certificates (the "Global Certificates") bearing a CUSIP number distinct from the CUSIP number for the Preferred Securities issued in the Original Offering and the Over-Allotment Offering will be issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus or any other prospectus constituting a part of the Registration Statement, and will be deposited with DTC. In the event of a transfer of securities that were issued in fully registered, certificated form, the holder of such certificates will be required to exchange them for interests in the appropriate Global Certificates representing the number of Preferred Securities being transferred.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

    DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is a Declaration Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

    Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to DTC or its nominee. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

    Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor its nominee will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns DTC's consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust, or the Company subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of

DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

    Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trust or the Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depository is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a Global Certificate.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address as shall appear on the Register. The Paying Agent is currently Wilmington Trust Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that Wilmington Trust Company shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or company).

REGISTRAR, TRANSFER AGENT, PAYING AGENT AND CONVERSION AGENT

    The Property Trustee acts as Registrar, Transfer Agent, Paying Agent and Conversion Agent for the Preferred Securities.

    Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it.

    The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Company and certain of its subsidiaries may maintain deposit accounts and conduct other banking transactions with the Property Trustee in the ordinary course of their businesses. The Property Trustee, prior to the occurrence of a default with respect to the Trust Securities, has undertaken to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Property Trustee to take any action following a Declaration Event of Default.

GOVERNING LAW

    The Declaration and the Preferred Securities are governed by, and shall be construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

    The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for United States Federal income tax purposes so that the Convertible Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that the Regular Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

    Holders of the Preferred Securities have no preemptive rights.

                             DESCRIPTION OF THE GUARANTEE

    Set forth below is a summary of information concerning the Guarantee which was executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act. The Guarantee was qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus forms a part. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

    Pursuant to and to the extent set forth in the Guarantee, the Company has irrevocably and unconditionally agreed to pay in full to the holders of the Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions that are required to be paid on the Preferred Securities to the extent the Trust has funds available therefor, (ii) the applicable redemption price with respect to any Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Preferred Securities or the redemption of all the Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the obligations of the Company under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise, and in such event holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Preferred Securities would be required to rely on the enforcement (i) by the Property Trustee of its rights, as registered holder of the Convertible Debentures, against the Company pursuant to the terms of the Convertible Debentures or (ii) by such holder of Preferred Securities of its right against the Company to enforce payments on the Convertible Debentures.

See "Description of the Convertible Debentures." The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee and the Indenture.

    The Guarantee does not apply to any payment of distributions or the Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If the Company does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Preferred Securities and will not have funds available therefor. See "Description of the Convertible Debentures." The Guarantee, when taken together with the Company's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee by the Company of payments due on the Preferred Securities issued by the Trust.

    The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF THE COMPANY

    In the Guarantee, the Company has covenanted that, so long as any Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Indenture Event of Default, then the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with employee benefit plans of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that repurchases by the Company or its subsidiaries made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any class of common stock into any other class of common stock or (iv) purchases of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank junior to or PARI PASSU with the Convertible Debentures and (c) shall not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing (other than such payments made pursuant to the Guarantee).

AMENDMENTS AND ASSIGNMENT

    Except with respect to any changes that do not materially adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount of all the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities - Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Debentures - Consolidation, Merger and Sale of Assets," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

    The Guarantee will terminate as to each holder of Preferred Securities
(i) upon full payment of the applicable redemption price of all Preferred Securities, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the Preferred Securities, (iii) upon liquidation of the Trust and full payment of fee amounts payable in accordance with the Declaration or (iv) upon the distribution of Company Common Stock to such holder in respect of the conversion of such holder's Preferred Securities into Company Common Stock, and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sum paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

    The Guarantee constitutes an unsecured obligation of the Company and ranks
(i) subordinate and junior to all other liabilities of the Company except any liabilities that may be PARI PASSU expressly by their terms, (ii) PARI PASSU in right of payment with the most senior preferred stock issued from time to time by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and (iii) senior to the common stock of the Company. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee.

    The Guarantee constitutes a guarantee of payment and not of collection
(that is, the guaranteed party may directly institute a legal proceeding against the Company to enforce its rights under the Guarantee without instituting a legal proceeding against any other person or entity including the Trust).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

    The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, has undertaken to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

    The Guarantee is governed by, and shall be construed in accordance with, the laws of the State of New York.

                      DESCRIPTION OF THE CONVERTIBLE DEBENTURES

    Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture (the "Indenture") among the Company and the Indenture Trustee, a copy of which may be obtained from the Company upon request. Certain capitalized terms used herein are defined in the Indenture. The Indenture was qualified under the Trust Indenture Act upon effectiveness of the Registration Statement of which this Prospectus forms a part.

    Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Convertible Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities - Special Event Redemption or Distribution."

GENERAL

    The Convertible Debentures have been issued as unsecured debt under the Indenture. The Convertible Debentures were limited in aggregate principal amount to $207.5 million, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.

    The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Compounded Interest (as defined herein) and Additional Interest, if any, on October 1, 2016.

    The Convertible Debentures, if distributed to holders of Preferred Securities in liquidation of such holders' interest in the Trust, will initially be issued in the same form as the Preferred Securities that such Convertible Debentures replace. Any Global Certificate will be replaced with one or more Global Securities (as defined under "- Book-Entry and Settlement"). Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. In the event that Convertible Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

    Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depository or, in the event that no depository is used, to a Paying Agent for the Convertible Debentures. In the event Convertible Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee, or an agent of the Indenture Trustee, in The City of New York; PROVIDED, HOWEVER, that unless the Convertible Debentures are held by the Trust or any successor permissible under "Description of the Preferred Securities - Merger, Consolidation or Amalgamation of the Trust," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

    There are no covenants or provisions in the Indenture that afford holders of Convertible Debentures protection in the event of a highly leveraged transaction or other similar transaction involving the Company that may adversely affect such holders.

INTEREST

    Each Convertible Debenture bears interest at the rate of 6 3/4% per annum from the Original Offering Date, payable quarterly in arrears on January 1, April 1, July 1 and October 1 (each, an "Interest Payment Date"), commencing January 1, 1997, to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. If any Preferred Securities are held in certificated form, the record date for each Interest Payment Date shall be 15 days prior to such Interest Payment Date.

    The amount of interest payable for any period is computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period is computed on the basis of the actual number of days elapsed. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

    The Company has the right at any time during the term of the Convertible Debentures to defer interest payments from time to time by extending the interest payment period for successive periods not exceeding 20 consecutive quarters for each such period; PROVIDED no Extension Period may extend beyond the maturity date of the Convertible Debentures. At the end of each Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional

Interest and Liquidated Damages) together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compounded Interest"); PROVIDED that during any Extension Period, the Company (a) shall not, and shall not allow any of its subsidiaries (other than its wholly-owned subsidiaries) to, declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (except for (i) dividends or distributions in shares of Company Common Stock on Company Common Stock or on its Preferred Stock, (ii) purchases or acquisitions of shares of Company Common Stock made in connection with any employee benefit plan of the Company or its subsidiaries in the ordinary course of business or pursuant to employment agreements with officers or employees of the Company or its subsidiaries entered into in the ordinary course of business, provided that repurchases by the Company made from officers or employees of the Company or its subsidiaries pursuant to employment agreements shall be made at a price not to exceed the market value on the date of any such repurchase and shall not exceed $1 million in the aggregate for all such employees and officers, (iii) conversions or exchanges of any shares of any class of common stock into any other class of common stock and (iv) purchases of fractional interests of shares of the Company's capital stock pursuant to the conversion or exchange provisions of any of the Company's securities being converted or exchanged), (b) shall not, and shall not allow any of its subsidiaries to, make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem, any debt securities issued by the Company that rank junior to or PARI PASSU with the Convertible Debentures and (c) shall not, and shall not allow any of its subsidiaries to, make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period; PROVIDED, that such Extension Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters and may not extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. The Company does not have any current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Property Trustee shall be the sole holder of the Convertible Debentures, the Company shall give the Regular Trustees, the Property Trustee and the Indenture Trustee notice of its selection of such Extension Period at least one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Trust shall give notice of the selection of such Extension Period to the holders of the Preferred Securities. If the Property Trustee shall not be the sole holder of the Convertible Debentures, the Company shall give the holders of the Convertible Debentures notice of its selection of such Extension Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to the NYSE (or any applicable self-regulatory organization) or to holders of the Convertible Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

    If at any time while the Property Trustee is the holder of the Convertible Debentures, the Trust or the Property Trustee would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE DEBENTURES

    The Convertible Debentures are convertible into Company Common Stock at the option of the holders of the Convertible Debentures at any time prior to the close of business on the Business Day immediately preceding the date of repayment of such Convertible Debentures, whether at maturity or upon redemption, at the initial conversion price set forth on the cover page of this Prospectus subject to the conversion price adjustments described under "Description of the Preferred Securities - Conversion Rights." The Trust has covenanted not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of a Preferred Security to the Conversion Agent for conversion, the Trust will distribute $50 principal amount of the Convertible Debentures to the Conversion Agent on behalf of the holder of the Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Company Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Company Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for, PROVIDED, HOWEVER, that if any Convertible Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the holder of the Preferred
Securities on the record date) or other holder of Convertible Debentures as of the record date, as the case may be, despite such conversion.

OPTIONAL REDEMPTION

    The Company shall have the right to redeem the Convertible Debentures, in whole or in part, at any time or from time to time on or after October 5, 1999 upon not less than 30 nor more than 60 days' notice, at the following optional redemption prices (expressed as a percentage of the principal amount of Convertible Debentures), if redeemed during the 12-month period beginning October 1 of the year shown below (October 5, in the case of 1999):


                                                       REDEMPTION
    YEAR                                                 PRICE
    ----                                               ----------
    1999                                                 104.725%
    2000                                                 104.050
    2001                                                 103.375
    2002                                                 102.700
    2003                                                 102.025
    2004                                                 101.350
    2005                                                 100.675
    2006 and thereafter                                  100.000


plus, in each case, accrued and unpaid interest, including Additional Interest and Liquidated Damages, if any, to the redemption date.

    If a partial redemption of the Preferred Securities resulting from a partial redemption of the Convertible Debentures would result in the delisting of the Preferred Securities, the Company may only redeem Convertible Debentures in whole.


SUBORDINATION

    The Indenture provides that the Convertible Debentures are subordinate and junior in right of payment to all existing and future Senior Indebtedness of the Company. No payment of principal of (including redemption payments, if any), premium, if any, or interest on, the Convertible Debentures may be made if
(i) any Senior Indebtedness of the Company is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived, or ceased to exist or (ii) the maturity of any Senior Indebtedness of the Company has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness of the Company must be paid in full before the holders of the Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims related to all Senior Indebtedness of the Company then outstanding, the rights of the holders of the Preferred Securities will be subrogated to the rights of the holders of Senior Indebtedness of the Company to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

    The term "Senior Indebtedness" means in respect of the Company: (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by such obligor or credit facilities with lending institutions or commercial lenders, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) commitment or standby fees due and payable to lending institutions with respect to credit facilities available to the Company, (vi) obligations under interest rate and currency swaps, floors, caps and other arrangements intended to fix interest rate obligations, (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (viii) all obligations of the type referred to in clauses (i) through (vii) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) the Convertible Debentures, (2) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures and (3) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to any other trust, or trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank PARI PASSU with, or junior to, the Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

    The Convertible Debentures are obligations exclusively of the Company. Certain of the Company's operations are conducted through subsidiaries. To the extent that the Company conducts any material part of its operations in the future through subsidiaries, the cash flow and the consequent ability to service debt, including the Convertible Debentures of the Company, may become dependent upon the earnings of such subsidiaries and the distribution of those earnings to, or upon loans, royalties, license fees or other payments of funds by those subsidiaries, to the Company. The Company's subsidiaries are and will in the future be separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Convertible Debentures or to make any funds available therefor, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to the Company by its subsidiaries are subject to certain statutory or contractual restrictions, are dependent upon the earnings of such subsidiaries and are subject to various business considerations.

    Any right of the Company to receive assets of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Convertible Debentures to participate in these assets) will be effectively subordinated to the claims of any such subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interests in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

    The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company or its subsidiaries. At July 31, 1997, Senior Indebtedness of the Company aggregated approximately $206 million.

CERTAIN COVENANTS

    In the Indenture, the Company has covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company ownership; (ii) not to cause, as sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with certain mergers, consolidations or amalgamations; and (iii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States Federal income tax purposes.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Indenture provides that the Company will not consolidate with or merge into any other entity or convey, transfer or lease its assets substantially as an entirety unless (a) if the Company is not the survivor, the successor is a corporation organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all Convertible Debentures issued thereunder and the performance of every other covenant of the Indenture on the part of the Company as the case may be, and
(b) immediately thereafter no event of default under the Indenture and no event which, after notice or lapse of time, or both, would become an event of default under the Indenture, shall have happened and be continuing. Upon any such consolidation, merger, conveyance or transfer, the successor corporation shall succeed to and be substituted for the Company under the Indenture and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

    If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Preferred Securities which such Convertible Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depository or its nominee. Except under the limited circumstances described below, the Convertible Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

    The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

    Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITORY

    If Convertible Debentures are distributed to holders of Preferred
Securities in liquidation of such holders' interests in the Trust and a Global Security is issued, DTC will act as securities depository for the Convertible Debentures represented by such Global Security. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities - Book-Entry Only Issuance - The Depository Trust Company." As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such successor depository is unable or unwilling to continue as a depository for the Global Securities.

    None of the Company, the Trust, the Indenture Trustee, any paying agent and any other agent of the Company or the Indenture Trustee has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITORY'S SERVICES

    A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a depository for such Global Security and no successor depository shall have been appointed, (ii) the Depository, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depository is required to be so registered to act as such depository and no successor depository shall have been appointed, (iii) the Company in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as the Depository shall direct. It is expected that such instructions will be based upon directions received by the Depository from its Participants with respect to ownership of beneficial interests in such Global Security.

EVENTS OF DEFAULT

    The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, including any Additional Interest, Compounded Interest and Liquidated Damages in respect thereof, when due, provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Additional Interest, Compounded Interest or Liquidated Damages) for this purpose;
(ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; (iii) failure by the Company to deliver shares of Company Common Stock upon an election by a holder of Preferred Securities to convert such Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 60 days after notice to the Company by the Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) default under any bond, debenture or any other evidence relating to indebtedness for money borrowed of the Company or any of its significant subsidiaries having an aggregate outstanding principal amount in excess of $20 million, which default shall have resulted in such indebtedness being accelerated, or failure to pay when due (beyond any applicable grace periods) any such indebtedness, without such indebtedness being discharged, such acceleration having been rescinded or annulled or such failure to pay having been cured or waived, within 30 days after receipt of notice thereof by the Company from the Trustee or by the Company and the Trustee from the holders of not less than 25% in aggregate principal amount at maturity of the Convertible Debentures then outstanding;
(vi) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Preferred Securities in liquidation of the trust upon the redemption of all outstanding Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vii) certain events in bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

    The Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures may declare the principal of and interest on the Convertible Debentures due and payable immediately on the occurrence of an Event of Default; PROVIDED, HOWEVER, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of Defaults, see "- Modifications and Amendments of the Indenture."

    Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable, the Company acknowledges that, in such event, a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

    The holders of not less than a majority in principal amount of the outstanding Convertible Debentures may on behalf of the holders of all the Convertible Debentures waive any past defaults except (i) a default in payment of the principal of (or premium, if any) or interest, if any, on any Convertible Debentures and (ii) a default in respect of a covenant or provision of the Indenture which cannot be amended or modified without the consent of the holder of each Convertible Debenture; PROVIDED, HOWEVER, that if the Convertible Debentures are held by the Trust or a trustee of such Trust, such waiver or modulation to such waiver shall not be effective until the holders of a majority in liquidation amount of Trust Securities shall have consented to such waiver or modification to such waiver; and PROVIDED FURTHER, that if the consent of the holder of each outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

    Except as provided above, a default under any other indebtedness of the Company would not constitute an Event of Default under the Convertible Debentures.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of Convertible Debentures, unless such holders shall have offered to the Indenture Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or powers conferred on the Indenture Trustee.

    No holder of any Convertible Debenture has any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless
(i) such holder shall have previously given to Indenture Trustee written notice of a continuing Event of Default, (ii) if the Trust is not the sole holder of Convertible Debentures, the holders of at least 25% in aggregate principal amount of the Convertible Debentures then Outstanding shall also have made written request, (iii) such holder has offered reasonable indemnity to the Indenture Trustee to institute such proceeding as Indenture Trustee, (iv) the Indenture Trustee shall have failed to institute such Proceeding within 60 days of such notice and (v) the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Debentures a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a holder of a Convertible Debenture for enforcement of payment of the principal of or interest on such Convertible Debenture on or after the respective due dates expressed in such Convertible Debenture.

    The Company is required to file annually with the Indenture Trustee and the Property Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

    In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, to comply with the Trust Indenture Act and for certain other customary purposes.

GOVERNING LAW

    The Indenture and the Convertible Debentures are governed by, and shall be construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

    The Indenture Trustee, prior to default, has undertaken to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                     EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE
                             DEBENTURES AND THE GUARANTEE

    As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Trust and to invest the proceeds from such issuance and sale in the Convertible Debentures.

    As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors:
(i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities;
(ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) pursuant to the Indenture, the Company shall, directly or indirectly, pay all, and the Trust shall not be obligated to pay any, costs, expenses, debt and obligations of the Trust other than with respect to the Trust Securities; and (iv) the Declaration further provides that the Issuer Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

    Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." If the Company does not make interest payments on the Convertible Debentures purchased by the Trust, the Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Guarantee is a guarantee with respect to the Preferred Securities from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions.

    The Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with the Company's obligations under the Convertible Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Preferred Securities.

    If the Company fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities - Book-Entry Only Issuance - The Depository Trust Company" and "Description of the Preferred Securities - Voting Rights," may direct the Property Trustee to enforce its rights under the Convertible Debentures. If the Property Trustee fails to enforce its rights under the Convertible Debentures, any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Property Trustee rights under the Convertible Debentures without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise available (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred
Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Preferred Securities.
If the Company fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may directly institute a legal proceeding against the Company to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.



    CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In the opinion of Arter & Hadden, special United States tax counsel to the Company and the Trust, the following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. This summary addresses the United States Federal income tax considerations to holders of Preferred Securities who are citizens or residents of the United States or any political subdivision thereof or therein, or estates or trusts the income of which is subject to United States Federal income taxation regardless of its source or other holders who are otherwise subject to United States federal income taxation on a net income basis with respect to Preferred Securities ("U.S. Holders") and does not address the tax consequences to holders of Preferred Securities who are not U.S. Holders. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Preferred Securities as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Preferred Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE CONVERTIBLE DEBENTURES

    The Company has taken the position that the Convertible Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

CLASSIFICATION OF THE TRUST

    In connection with the issuance of the Preferred Securities, Arter &
Hadden, special United States tax counsel to the Company and the Trust, has rendered its opinion in connection with the Original Offering and the Over-Allotment Offering to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents relating to the offering referred to herein), and based on certain facts and assumptions contained in such opinion, the Trust was classified for United Stated Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Convertible

Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

    Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, all of the stated interest payments on the Convertible Debentures will be treated as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID. Actual payments and distributions of stated interest (including payments of accrued interest upon conversion of the Convertible Debentures) will not, however, be separately reported as taxable income. The amount of OID that accrues in any quarter will approximately equal the amount of the interest that accrues on the Convertible Debentures in that quarter at the stated interest rate. In the event that the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

    Corporate holders of Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

MARKET DISCOUNT AND ACQUISITION PREMIUM

    Holders of Preferred Securities other than a holder who purchased the Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Debentures with market discount or acquisition premium as such phrases are defined for United States Federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

    Under certain circumstances, as described under the caption "Description of the Preferred Securities-Special Event Redemption or Distribution," Convertible Debentures may be distributed to holders in exchange for the Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Preferred Securities. A holder's holding period in the Convertible Debentures so received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Preferred Securities, in which event the Company, if it elected to eliminate the Trust, would generally be required to cause the redemption of the Convertible Debentures for cash and distribute the redemption proceeds to the holders in liquidation of the Trust.

    Under certain circumstances described herein (see "Description of the Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss as if it sold such redeemed Preferred Securities for cash. See "- Sales of Preferred Securities."

SALES OF PREFERRED SECURITIES

    A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. A holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price increased by OID previously includible in such holder's gross income to the date of disposition and decreased by payments received on the Preferred

Securities to the date of disposition. Such gain will be a capital gain or loss. Net capital gains of individuals are subject to varying tax rates depending upon the holding period of the Preferred Securities.

    The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Convertible Debentures. A holder who disposes of or converts his Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion in income as ordinary income, and to add such amount to his adjusted tax basis in his PRO RATA share of the underlying Convertible Debentures deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CHANGES IN TAX LAWS

    During the legislative proceedings leading to the enactment of the 1997 Tax Act, amendments were proposed that, among other things, would have treated as equity for federal income tax purposes instruments with a maximum term of more than 20 years that are not shown as indebtedness on the consolidated balance sheet of the issuer. The 1997 Tax Act does not include those proposed amendments. There can be no assurance, however, that any proposed legislation enacted after the date hereof will not otherwise adversely affect the tax treatment of the Convertible Debentures. If legislation is enacted that adversely affects the tax treatment of the Convertible Debentures, such legislation could result in the distribution of the Convertible Debentures to holders of the Preferred Securities or, in certain limited circumstances, the redemption of such securities by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities - Special Event Redemption or Distribution."

CONVERSION OF PREFERRED SECURITIES INTO COMMON STOCK

    A holder will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of Preferred Securities into Company Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Company Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Company Common Stock received upon conversion should generally be equal to the holder's tax basis in the Preferred Securities delivered to the Conversion Agent for conversion less the basis allocated to any fractional share for which cash is received and less the amount of cash a holder receives in payment of accrued interest on the Convertible Debentures. A holder's holding period in the Company Common Stock received upon conversion of its Preferred Securities should generally begin on the date the holder acquired the Preferred Securities delivered to the Conversion Agent for conversion.

ADJUSTMENT OF CONVERSION PRICE

    Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Convertible Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Company Common Stock into or for which the Convertible Debentures are convertible) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    Generally, income on the Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Preferred Securities by January 31 following each calendar year.

    Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States Federal income tax, provided the required information is provided to the Internal Revenue Service.

    THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

    CERTAIN ERISA CONSIDERATIONS

    Generally, an employee benefit plan ("Plan") that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code, may purchase Preferred Securities, subject to the investing fiduciary's determination that the investment in Preferred Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

    The Department of Labor ("DOL") has issued a regulation (29 C.F.R.
Section 2510.3-101) (the "DOL Regulation") defining what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

    There can be no assurance that any of the exceptions set forth in the DOL Regulation will apply to the purchase of Preferred Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Convertible Debentures and any other assets held in the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Issuer Trustees and other persons, in providing services with respect to the Convertible Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

    The Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to a Plan. The acquisition and ownership of Preferred Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) with respect to which the Company or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable exemption.

    As a result, any Plan with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Preferred Securities unless such Preferred Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption. A Plan or other entity whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Preferred Securities should consult with its own counsel.

                                   SELLING HOLDERS

    The Preferred Securities were originally issued by the Trust and sold by Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation and The Robinson-Humphrey Company, Inc. (collectively, the "Initial Purchasers") in transactions exempt from the registration requirements of the Securities Act, to persons believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A of the Securities Act), to "institutional accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the

Securities Act) or outside the United States to non-U.S. persons in off-shore transactions in reliance on Regulation S under the Securities Act. Those purchasers, or their transferees, pledgees, donees or successors (the "Selling Holders"), may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities.

    The following table sets forth the name of each Selling Holder known by the Company as of the date of this Prospectus and the number of Preferred Securities that may be offered by each such party hereunder. None of the Selling Holders has, as of the date information was provided by them, converted any Preferred Securities into Company Common Stock. In addition, to the extent that any Selling Holder has held any position or office, been employed by or otherwise had any material relationship with the Company or any of its affiliates during the three years preceding the date of this Prospectus such position, office, employment or relationship is noted in footnotes to the table. The number of Preferred Securities that may actually be sold by any Selling Holder will be determined by such Selling Holder, and may depend upon a number of factors, including, among other things, the market price of the Preferred Securities from time to time. Because each of the Selling Holders may offer all, some or none of the Preferred Securities held by such party, and because the offering contemplated by this Prospectus is currently not being underwritten, no estimate can be given as to the number of Preferred Securities that will be held by any Selling Holder upon or prior to the termination of this offering. See "Plan of Distribution." Except as otherwise specifically indicated below, the table below sets forth information as of August 28, 1997, concerning the beneficial ownership of the Preferred Securities by the Selling Holders. All information as to beneficial ownership has been furnished by the Selling Holder in question. One or more of the Selling Holders may have, in transactions exempt from the registration requirements of the Securities Act, sold, transferred or otherwise disposed of all or a portion of their Preferred Securities since the date upon which they provided information regarding their holdings of Preferred Securities.

                                                                       NO. OF
                                            PREFERRED SECURITIES     PREFERRED
                                            OWNED BEFORE OFFERING    SECURITIES
                                            ---------------------    OFFERED IN
NAME OF SELLING HOLDER                       NUMBER    PERCENT(1)   THE OFFERING
--------------------------------------      ---------------------   ------------
1.  Robertson, Stephens &
      Co. LLP (2)                            77,250(3)    1.9%         77,250
2.  Alpine Associates                        70,000(3)    1.7          70,000
3.  McMahan Securities Co. L.P.              10,000(3)     *           10,000
4.  Carrigaholt Capital (Bermuda) L.P.       17,500(3)     *           17,500
5.  The Class 1C Company, Ltd.               17,500(3)     *           17,500
6.  Donaldson, Lufkin & Jenrette
      Securities Corporation(4)             282,000(3)    7.0         282,000
7.  Lipper Convertibles, L.P.                20,000(3)     *           20,000
8.  Offshore Strategies                      41,000(3)    1.0          41,000
9.  Laterman Strategies 90'S LLC             29,050(3)     *           29,050
10. Laterman and Co.                          4,450(3)     *            4,450
11. OCM Convertible Trust                    78,100(3)    1.9          78,100
12. OCM Convertible Limited
      Partnership                             4,600(3)     *            4,600
13. Delta Airlines Master Trust              53,900(3)    1.3          53,900
14. State Employees Retirement Fund
      of the State of Delaware               19,400(3)     *           19,400
15. State of Connecticut Combined
      Investment Funds                       60,400(3)    1.5          60,400
16. Vanguard Convertible
      Securities Fund, Inc.                  44,000(3)    1.1          44,000
17. Hughes Aircraft Company Master
     Retirement Trust                        24,000(3)     *           24,000
18. The TCW Group, Inc.                     215,600(3)    5.4         215,600
19. Triton Capital Holdings                  10,000(3)     *           10,000

                                                                       NO. OF
                                            PREFERRED SECURITIES     PREFERRED
                                            OWNED BEFORE OFFERING    SECURITIES
                                            ---------------------    OFFERED IN
NAME OF SELLING HOLDER                       NUMBER    PERCENT(1)   THE OFFERING
--------------------------------------      ---------------------   ------------
20. JMG Convertible Investments LLP          31,500(3)      *          31,500
21. Swiss Bank Corporation -
     London Branch                           21,500(3)      *          21,500
22. Forum Capital Markets LP                 25,000(3)      *          25,000
23. Ramius Fund, Ltd.                        12,000(3)      *          12,000
24. Palladin Partners, L.P.                   2,000(3)      *           2,000
25. Glen Eagles Fund Ltd.                    12,000(3)      *          12,000
26. Colonial Penn Life Insurance Co.          1,000(3)      *           1,000
27. Colonial Penn Insurance Co.               1,000(3)      *           1,000
28. Gershon Partners, L.P.                    2,000(3)      *           2,000
29. United National Life Insurance            1,665(3)      *           1,665
30. Lincoln National Life Insurance          88,910(3)     2.2         88,910
31. Lincoln National Convertible
      Securities Fund                        34,935(3)      *          34,935
32. Weirton Trust                             9,490(3)      *           9,490
33. Hillside Capital Incorporated
      Corporate Account                       2,600(3)      *           2,600
34. Thermo Electron Balance
      Investment Fund                         7,000(3)      *           7,000
35. General Motors Employees
      Domestic Group Trust                  140,000(3)     3.5        140,000
36. Defined Benefit Plan of ICI
      American Holdings, Inc.                 9,200(3)      *           9,200
37. First Church of Christ,
      Scientist-Endowment                     2,500(3)      *           2,500
38. Christian Science Trustees for
      Gifts and Endowments                    2,500(3)      *           2,500
39. Defined Benefit Plans of
      Zeneca Holdings, Inc.                   6,200(3)      *           6,200
40. Delaware State Employees
      Retirement Fund                        30,000(3)      *          30,000
41. Motors Insurance Corp.                   10,000(3)      *          10,000
42. General Motors Hourly Rate Employees
      Pension Plan. General Motors
      Retirement Program for Salaried
      Employees                             150,000(3)     3.7        150,000
43. Employers Reinsurance Corp.              30,000(3)      *          30,000
44. American Investors Life Insurance
      Company, Inc.                          25,000(3)      *          25,000
45. Reliant Trading                          99,220(3)     2.5         99,220
46. Sheperd Trading Limited                 142,780(3)     3.5        142,780
47. Robertson, Stephens & Co. LLP(2)         48,450(5)(6)  1.2         48,450
48. Donaldson, Lufkin & Jenrette
      Securities Corporation(4)              20,000(5)(6)   *          20,000
49. ICI American Holdings Pension             5,500(6)      *           5,500
50. Zeneca Holdings Pension                   5,500(6)      *           5,500
51. State of Delaware Retirement Fund
      - Froley, Revy                         13,000(6)      *          13,000
52. Prim Board                               20,000(6)      *          20,000

                                                                       NO. OF
                                            PREFERRED SECURITIES     PREFERRED
                                            OWNED BEFORE OFFERING    SECURITIES
                                            ---------------------    OFFERED IN
NAME OF SELLING HOLDER                       NUMBER    PERCENT(1)   THE OFFERING
--------------------------------------      ---------------------   ------------
53. Starvest Discretionary                    3,500(6)      *           3,500
54. Oregon Equity Fund                       36,200(6)      *          36,200
55. Allstate Insurance Company               35,000(6)      *          35,000
56. Lazard Freres & Co. LLC                  40,500(6)     1.0         40,500
57. Putnam Voyager Fund                      27,100(6)      *          27,100
58. Putnam Convertible Income-Growth
      Trust                                 168,000(6)     4.2        168,000
59. Putnam Balanced Retirement Fund          10,300(6)      *          10,300
60. Putnam Variable Trust - Putnam VT
      Voyager Fund                            6,700(6)      *           6,700
61. Putnam Variable Trust - Putnam New
      Opportunities Fund                      9,000(6)      *           9,000
62. Museum of Fine Arts, Boston               3,000(6)      *           3,000
63. Boston College Endowment                  7,000(6)      *           7,000
64. Promutual                                15,500(6)      *          15,500
65. Hartford Fire Insurance Company          15,000(6)      *          15,000
66. Employers' Reinsurance Corporation       20,000(6)      *          20,000
67. Putnam Convertible Opportunities and
      Income Trust                           13,450(6)      *          13,450
68. New Hampshire State Retirement
      System                                 18,500(6)      *          18,500
69. Putnam New Opportunities Fund            66,800(6)     1.7         66,800
70. Robertson, Stephens & Co. LLP(2)        195,150(5)(7)  3.9        195,150
71. Donaldson, Lufkin & Jenrette
      Securities Corporation(4)              20,000(5)(7)   *          20,000
72. Paloma Securities L.L.C.                 42,500(7)     1.1         42,500
73. Alex. Brown & Sons Incorporated(8)        5,000(7)      *           5,000
74. Smith Barney, Inc.                       25,000(7)      *          25,000
75. Robertson, Stephens & Co. LLP(2)         46,600(5)(9)  1.2         46,600
76. Mainstay Convertible Fund                65,000(9)     1.6         65,000
77. CFW-C,L.P.(10)                           50,000(9)     1.2         50,000
78. Lehman Brothers, Inc.                   139,160(9)     3.5        139,160
79. Credit Suisse First Boston Corporation.  24,800(9)      *          24,800
80. Prudential Securities, Inc.              10,000(9)      *          10,000
81. Robertson, Stephens & Co. LLP(2)         41,500(5)(11) 1.0         41,500
82. Reliant Trading                          44,874(5)(12) 1.1         44,874
83. Shepherd Trading Limited                 64,726(5)(12) 1.6         64,726
84. Baird, Patrick & Co. Inc.                10,000(12)     *          10,000
85. Natwest Securities Corp.                232,500(13)    5.8        232,500
86. Robertson, Stephens & Co. LLP(2)         10,100(5)(13)  *          10,100
87. Bond Fund Series - Oppenheimer
      Bond Fund for Growth                   35,000(13)     *          35,000
88. Credit Research & Trading LLC.            5,000(13)     *           5,000
89. Deutsche Morgan Grenfell, Inc.            3,500         *           3,500
90. Robertson, Stephens & Co. LLP(2)         29,100(5)      *          29,100
91. American Century - Twentieth Century
      Heritage Fund                         200,000        5.0        200,000
92. Lazard Freres & Co. LLC                  20,000(5)      *          20,000

--------------------
*    Represents less than one percent (1%).
(1) Percentage indicated is based upon 4,025,000 Preferred Securities outstanding.
(2) Robertson, Stephens & Company LLC, an affiliate of Robertson, Stephens & Co. LLP ("Robertson, Stephens") has in the past provided to the Company and/or its affiliates investment banking and/or investment advisory services including (i) acting as lead Initial Purchaser in the Original Offering and the Over-Allotment Offering and (ii) acting as lead underwriter in the Company's IPO. In each case, Robertson, Stephens has received only customary fees in connection with the provision of such services.
(3) The Preferred Securities held by each of these Selling Holders were previously included in the First Prospectus Supplement dated February 6, 1997 to this Prospectus, which such First Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of February 6, 1997.
(4) Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") has in the past provided the Company and/or its affiliates investment banking and/or investment advisory services including (i) participation in the underwriting syndicate in the Company's IPO, (ii) acting as one of the Initial Purchasers in the Original Offering and the Over-Allotment Offering and (iii) acting as the exclusive agent to, and financial advisor of, the Company in connection with the Securitization Facility. In each case, DLJ has received only customary fees in connection with the provision of such services. In addition, DLJ executed an agreement with the Company on May 24, 1996 granting DLJ the right to receive an aggregate of $20 million in payments during May, June and July of 1997 out of the amounts collected from receivables owed to the Company by Merisel FAB under the distribution and services agreements dated as of January 31, 1994, as amended, between the Company and Merisel. DLJ paid the Company $15.6 million for the right to receive these payments.
(5)  Represents additional Preferred Securities not previously listed.
(6) The Preferred Securities held by each of these Selling Holders were previously included in the Second Prospectus Supplement dated February 27, 1997 to this Prospectus, which such Second Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of February 27, 1997.
(7) The Preferred Securities held by each of these Selling Holders were previously included in the Third Prospectus Supplement dated March 18, 1997 to this Prospectus, which such Third Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of March 18, 1997.
(8) Alex. Brown & Sons Incorporated ("AB&Sons") has in the past provided to the Company and/or its affiliates investment banking and/or investment advisory services including (i) participation in the underwriting syndicate in the Company's IPO and (ii) acting as one of the Initial Purchasers in the Original Offering and the Over-Allotment Offering. In each case, AB&Sons received only customary fees in connection with the provision of such services.
(9) The Preferred Securities held by each of these Selling Holders were previously included in the Fourth Prospectus Supplement dated April 3, 1997 to this Prospectus, which such Fourth Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of April 3, 1997.
(10) Does not include 175,000 shares of the Preferred Securities held by CFW-C,L.P. which were previously listed in the Registration Statement and sold to CFW-C,L.P. on a registered basis.
(11) The Preferred Securities held by each of these Selling Holders were previously included in the Fifth Prospectus Supplement dated April 10, 1997 to this Prospectus, which such Fifth Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of April 10, 1997.
(12) The Preferred Securities held by each of these Selling Holders were previously included in the Sixth Prospectus Supplement dated April 23, 1997 to this Prospectus, which such Sixth Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of April 23, 1997.
(13) The Preferred Securities held by each of these Selling Holders were previously included in the Seventh Prospectus Supplement dated June 10, 1997 to this Prospectus, which such Seventh Prospectus Supplement was filed with the Commission pursuant to Rule 424(b)(3) of the Securities Act. Information concerning beneficial ownership of the referenced Preferred Securities and the Selling Holders is as of June 10, 1997.

    The Company and the Trust have filed a Registration Statement on Form S-3 (of which this Prospectus forms a part) with the Commission in order to register the Offered Securities in accordance with the provisions of the Registration Rights Agreement. The Registration Rights Agreement obligated the Company and the Trust to, among other things, file a Registration Statement with regard to the Preferred Securities prior to December 16, 1996 and keep such Registration Statement effective until three years after the date it was declared effective or such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities held by persons that are not affiliates of the Company or the Trust may be sold without registration pursuant to Rule 144(k) under the Securities Act, or any successor provision. The Selling Holders may choose to sell the Offered Securities from time to time upon notice to the Company and the Trust. See "Plan of Distribution."

    This Prospectus may be supplemented from time to time in connection with the addition of one or more parties to the list of Selling Holders to set forth the name and the number of Preferred Securities beneficially owned by such additional Selling Holder intending to sell such Preferred Securities, and the number of Preferred Securities to be offered. The Prospectus Supplement will also disclose whether such additional Selling Holder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, the Company or any of its affiliates during the three years prior to the date of the Prospectus Supplement.

                             PLAN OF DISTRIBUTION

    The Company will receive no proceeds from the sale of the Offered Securities. The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker/dealers or agents that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. Any dealer or broker participating in any distribution of the Offered Securities may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, to any person who purchases any of the Offered Securities from or through such dealer or broker.

    The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effectuated in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market,
(iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of the type of Offered Securities being offered and the terms of the Offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders, if any, and any discounts, commissions or concessions allowed or reallowed to be paid to broker/dealers, if any. In order to comply with certain states' securities laws, if applicable, the Offered Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Offered Securities may not be sold unless the Offered Securities have been registered and qualify for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

    The Selling Holders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.

    Pursuant to the Registration Rights Agreement, the Company shall pay all expenses of the registration of the Offered Securities including, without limitation, Commission filing fees and expenses of compliance with state securities or

"blue sky" laws; provided, however, that the Selling Holders will pay all underwriting discounts, selling commissions and transfer taxes, if any, in the event of an underwritten offering of the Offered Securities.

    The Company and the Trust have agreed, jointly and severally, to indemnify the Selling Holders against certain civil liabilities, including certain liabilities under the Securities Act, and to provide such Selling Holders with the right to contribution in connection therewith. In addition, the Selling Holders, severally, have agreed to indemnify the Company and the Trust against certain civil liabilities, including certain liabilities under the Securities Act, and to provide each of them with the right to contribution in connection therewith.

                                LEGAL MATTERS

    The validity of the Offered Securities and certain United States Federal income taxation matters have been passed upon for the Company and the Trust by Arter & Hadden, Dallas, Texas.

                                   EXPERTS

    The consolidated financial statements of Vanstar Corporation included in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 1997 incorporated herein by reference have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

NO DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE TRUST, THE SELLING HOLDERS OR ANY OF THEIR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                       -------------------------------

                              TABLE OF CONTENTS

                                                             PAGE
Available Information                                          2
Incorporation of Certain Documents by Reference                2
Safe Harbor Statement Under the
   Private Securities Litigation Reform Act of 1995            3
Summary                                                        4
Risk Factors                                                   9
The Company                                                   16
Vanstar Financing Trust                                       17
Recent Developments                                           18
Description of the Preferred Securities                       18
Description of the Guarantee                                  34
Description of the Convertible Debentures                     36
Effect of Obligations Under the Convertible Debentures and
   the Guarantee                                              44
Certain United States Federal Income Tax Considerations       45
Certain ERISA Consideration                                   48
Selling Holders                                               48
Plan of Distribution                                          53
Legal Matters                                                 54
Experts                                                       54

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
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------




                               VANSTAR FINANCING TRUST



                                  4,025,000
                  6 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES

                 (LIQUIDATION AMOUNT $50 PER PREFERRED SECURITY)
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                      AND CONVERTIBLE INTO COMMON STOCK OF,


                             VANSTAR CORPORATION



                                    [LOGO]




                          DATED             , 1997.
                                ------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission and NASD registration fees.

Securities and Exchange Commission filing fee                          $ 67,694
NASD filing fee                                                          22,840
Accounting fees and expenses                                            100,000
Legal fees and expenses (exclusive of Blue Sky)                         400,000
Printing and engraving expenses                                         150,000
Transfer agent fees and expenses                                         40,000
Blue Sky fees and expenses                                                7,500
Rating Agency Fee                                                       112,500
Miscellaneous                                                            10,000
                                                                       --------
  Total                                                                $910,534
                                                                       --------
                                                                       --------

    The Company will bear all of the foregoing fees and expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), Article VI of the Registrant's Restated Certificate of Incorporation (the "Certificate of Incorporation") eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

    Section 145 of the DGCL provides for indemnification by the Registrant of its directors and officers. In addition, Article IX, Section 1 of the Registrant's Restated By-Laws (the "By-laws") requires the Registrant to indemnify any current or former director or officer to the fullest extent permitted by the DGCL. In addition, the Registrant has entered into indemnity agreements with its directors which obligate the Registrant to indemnify such directors to the fullest extent permitted by the DGCL. The Registrant has also obtained officers and directors liability insurance which insures against liabilities that officers and directors of the Registrant may incur in such capacities.

    The Declaration provides for full indemnification of any Regular Trustee, the Delaware Trustee and the Property Trustee, any affiliate of any such Trustee, any officers, directors, shareholders, members, partners, employees, representatives or agents of any such Trustee and any officer, employee or agent of the Trust or its affiliates (each an "Indemnified Person") by the Company in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of such Indemnified Person's status as an Indemnified Person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Declaration also provides that the Company shall indemnify, to the fullest extent permitted by law, any Indemnified Person in connection with any threatened, pending or completed action or suit by or in the right of the Trust by reason of such Indemnified Person's status as an Indemnified Person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Indemnified Person shall have been adjudged to be liable to the Trust unless the appropriate court shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Further, the Declaration provides that expenses (including legal fees) incurred by an Indemnified Person in defending any such claim, demand, action, suit or proceeding, shall from time to time be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

    The Selling Holders will be indemnified by the Company and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Holders severally against certain civil liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection therewith.

ITEM 16.  EXHIBITS.

    The following is a list of all exhibits filed as part of this Registration Statement on Form S-3.

EXHIBIT NO.  DESCRIPTION OF EXHIBITS

       *4.1  Certificate of Trust of Vanstar Financing Trust
       *4.2 Amended and Restated Declaration of Trust of Vanstar Financing Trust dated as of October 2, 1996 among Jeffrey S. Rubin,
             Leslie J. Alvarez, John J. Dunican, Jr. and Wilmington Trust Company as trustees and Vanstar Corporation as sponsor
       *4.3 Indenture dated as of October 2, 1996 between Vanstar Corporation as issuer and Wilmington Trust Company as trustee
        4.4  Form of 6 3/4% Preferred Securities (included as Exhibit A-1 to
             Exhibit 4.2 above)
        4.5 Form of 6 3/4% Convertible Subordinated Debentures Due 2016 (included as Exhibit B to Exhibit 4.2 above)
       *4.6 Preferred Securities Guarantee Agreement dated October 2, 1996 between Vanstar Corporation as guarantor and Wilmington Trust Company as preferred guarantee trustee
       *5.1 Opinion of Arter & Hadden (including the consent of such firm) as to the legality of the Vanstar Corporation Common Stock, 6 3/4% Convertible Subordinated Debentures Due 2016, 6 3/4% Preferred Securities and the Preferred Securities Guarantee being registered hereby and as to certain tax matters
       *8.1 Opinion of Arter & Hadden (including the consent of such firm) as to certain tax matters (included in Exhibit 5.1 above)
     **12.1  Statement re Computation of Ratio of Earnings to Fixed Charges
      *23.1 Consent of Arter & Hadden (previously included as part of its opinion filed as Exhibit 5.1 hereto)
     **23.2  Consent of Ernst & Young LLP, independent auditors
      *24.1 Power of Attorney (previously included on signature page hereto) *25.1 Form T-1 Statement of Eligibility and Qualification under the
             Trust Indenture Act of 1939, as amended (the Trust Indenture Act), of Wilmington Trust Company as Trustee under the Indenture relating to the 6 3/4% Convertible Subordinated Debentures Due 2016
      *25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Property Trustee under the Amended and Restated Declaration of Trust
      *25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Preferred Guarantee Trustee under the Preferred Securities Guarantee Agreement

-----------
 * Filed previously with the original submission of this Registration Statement (then on Form S-1).

**  Filed herewith.

ITEM 17.  UNDERTAKINGS.

    (a)  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) REQUEST FOR ACCELERATION OF EFFECTIVE DATE. Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by each director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 28th day of August, 1997.

                                      VANSTAR CORPORATION


                                      By: /s/ William Y. Tauscher
                                         ------------------------------------
                                                 William Y. Tauscher
                                              CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of August, 1997, by the following persons in the capacities indicated:

           SIGNATURE                                      TITLE
           ---------                                      -----

   /s/ William Y. Tauscher
--------------------------------    Chairman of the Board, Chief Executive Officer and
     William Y. Tauscher            Director (PRINCIPAL EXECUTIVE OFFICER)

      /s/ Kauko Aronaho
--------------------------------    Senior Vice President and Chief Financial Officer
        Kauko Aronaho               (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

     /s/ Jay S. Amato*
--------------------------------    President, Chief Operating Officer and Director
         Jay S. Amato

    /s/ John W. Amerman*
--------------------------------    Director
        John W. Amerman


    /s/ Richard H. Bard*
--------------------------------    Director
        Richard H. Bard

   /s/ Stephen W. Fillo*
--------------------------------    Director
       Stephen W. Fillo

  /s/ Stewart K. P. Gross*
--------------------------------    Director
      Stewart K. P. Gross

   /s/ William H. Janeway*
--------------------------------    Director
       William H. Janeway

     /s/ John R. Oltman*
--------------------------------    Director
         John R. Oltman

   /s/ John L. Vogelstein*
--------------------------------    Director
       John L. Vogelstein

     /s/ Josh S. Weston*
--------------------------------    Director
         Josh S. Weston

*By: /s/ H. Christopher Covington
---------------------------------
   H. Christopher Covington
  ATTORNEY AND AGENT-IN-FACT

                                TRUST SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 28th day of August, 1997, by the following persons in the capacities indicated:

                                   VANSTAR FINANCING TRUST


                                   By: /s/ Leslie J. Alvarez
                                      -------------------------------------
                                      Leslie J. Alvarez,
                                      Regular Trustee


                                   By: /s/ H. Christopher Covington
                                      -------------------------------------
                                      H. Christopher Covington,
                                      Regular Trustee

                               EXHIBIT INDEX

EXHIBIT NO.                     DESCRIPTION OF EXHIBITS
-----------                     -----------------------

   *4.1    Certificate of Trust of Vanstar Financing Trust
   *4.2 Amended and Restated Declaration of Trust of Vanstar Financing Trust dated as of October 2, 1996 among Jeffrey S. Rubin, Leslie J. Alvarez, John J. Dunican, Jr. and Wilmington Trust Company as trustees and Vanstar Corporation as sponsor
   *4.3 Indenture dated as of October 2, 1996 between Vanstar Corporation as issuer and Wilmington Trust Company as trustee
    4.4    Form of 6 3/4% Preferred Securities (included as Exhibit A-1 to
           Exhibit 4.2 above)
    4.5 Form of 6 3/4% Convertible Subordinated Debentures Due 2016 (included as Exhibit B to Exhibit 4.2 above)
   *4.6 Preferred Securities Guarantee Agreement dated October 2, 1996 between Vanstar Corporation as guarantor and Wilmington Trust Company as preferred guarantee trustee
   *5.1 Opinion of Arter & Hadden (including the consent of such firm) as to the legality of the Vanstar Corporation Common Stock, 6 3/4% Convertible Subordinated Debentures Due 2016, 6 3/4% Preferred Securities and the Preferred Securities Guarantee being registered hereby and as to certain tax matters
   *8.1 Opinion of Arter & Hadden (including the consent of such firm) as to certain tax matters (included in Exhibit 5.1 above)
 **12.1    Statement re Computation of Ratio of Earnings to Fixed Charges
  *23.1 Consent of Arter & Hadden (previously included as part of its opinion filed as Exhibit 5.1 hereto)
 **23.2    Consent of Ernst & Young LLP, independent auditors
  *24.1 Power of Attorney (previously included on the signature page hereto)
  *25.1 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the Trust Indenture Act), of Wilmington Trust Company as Trustee under the Indenture relating to the 6 3/4% Convertible Subordinated Debentures Due 2016
  *25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Property Trustee under the Amended and Restated Declaration of Trust
  *25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of Wilmington Trust Company as Preferred Guarantee Trustee under the Preferred Securities Guarantee Agreement


---------------

 * Filed previously with the original submission of this Registration Statement (then on Form S-1).

**  Filed herewith.